                                LEASE AGREEMENT

           BY AND BETWEEN EQUITY PROPERTIES AND DEVELOPMENT, L.L.C.,

    A DELAWARE LIMITED LIABILITY COMPANY, AS AGENT FOR OWNER ("LANDLORD"),

                                      AND

              HUBNEY FITNESS CORPORATION, A DELAWARE CORPORATION,

                   d/b/a THE RUSH FITNESS COMPLEX ("TENANT")

                            AT WALKER SPRINGS PLAZA

                             KNOXVILLE, TENNESSEE

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I........................................................................   1
          REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS.........................   1
     SECTION 1.1.  REFERENCE PROVISIONS..........................................   1
     SECTION 1.2.  DEFINITIONS...................................................   4
     SECTION 1.3.  EXHIBITS AND MANUALS..........................................   5

ARTICLE II.......................................................................   5
          LEASED PREMISES AND THE SHOPPING CENTER................................   5
     SECTION 2.1.  DEMISE........................................................   5
     SECTION 2.2.  CHANGES TO SHOPPING CENTER....................................   6
     SECTION 2.3.  RELOCATION....................................................   6

ARTICLE III......................................................................   6
          TERM...................................................................   6
     SECTION 3.1.  TERM..........................................................   6
     SECTION 3.2.  SURRENDER OF LEASED PREMISES..................................   6
     SECTION 3.3.  HOLDING OVER..................................................   7

ARTICLE IV.......................................................................   7
          USE AND OPERATION OF THE LEASED PREMISES...............................   7
     SECTION 4.1.  USE AND TRADE NAME............................................   7
     SECTION 4.2.  CONTINUOUS OPERATION BY TENANT................................   7
     SECTION 4.3.  STORE HOURS...................................................   8
     SECTION 4.4.  ADDITIONAL OPERATIONAL COVENANTS..............................   8
     SECTION 4.5.  SIGNS AND ADVERTISING.........................................  10
     SECTION 4.6.  TENANT'S USE OF ROOF..........................................  11
     SECTION 4.7.  RETAIL RESTRICTION LIMIT......................................  12

ARTICLE V........................................................................  12
          RENT...................................................................  12
     SECTION 5.1.  RENT PAYABLE..................................................  12
     SECTION 5.2.  PAYMENT OF MINIMUM RENT.......................................  13
     SECTION 5.3.  PAYMENT OF PERCENTAGE RENT....................................  13
     SECTION 5.4.  "GROSS SALES" DEFINED.........................................  13
     SECTION 5.5.  STATEMENTS OF GROSS SALES.....................................  13
     SECTION 5.6.  RECORDS AND AUDITS............................................  13
     SECTION 5.7.  TAXES.........................................................  13
     SECTION 5.8.  PAYMENT OF TAX RENT...........................................  13
     SECTION 5.9.  RENT FOR A PARTIAL MONTH......................................  14
     SECTION 5.10. RENT FOR A PARTIAL LEASE YEAR.................................  14
     SECTION 5.11. TAXES ON TENANT'S PERSONAL PROPERTY...........................  14

ARTICLE VI.......................................................................  14
          COMMON AREAS...........................................................  14
     SECTION 6.1.  USE OF COMMON AREAS...........................................  14
     SECTION 6.2.  MANAGEMENT AND OPERATION OF COMMON AREAS......................  15
     SECTION 6.3.  "LANDLORD'S OPERATING COSTS" DEFINED..........................  15
     SECTION 6.4.  TENANT'S PROPORTIONATE SHARE OF LANDLORD'S OPERATING COSTS....  16

ARTICLE VII......................................................................  16
          UTILITIES..............................................................  16
     SECTION 7.1.  UTILITY CHARGES...............................................  16
     SECTION 7.2.  DISCONTINUANCES AND INTERRUPTIONS OF SERVICE..................  17

ARTICLE VIII.....................................................................  17
          INDEMNITY AND INSURANCE................................................  17
     SECTION 8.1.  INDEMNITY BY TENANT...........................................  17
     SECTION 8.2.  LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS...................  18
     SECTION 8.3.  TENANT'S INSURANCE............................................  18
     SECTION 8.4.  TENANT'S CONTRACTOR'S INSURANCE...............................  19
     SECTION 8.5.  POLICY REQUIREMENTS...........................................  19
     SECTION 8.6.  INCREASE IN INSURANCE PREMIUMS................................  19
     SECTION 8.7.  WAIVER OF RIGHT OF RECOVERY...................................  19
     SECTION 8.8.  LANDLORD'S INSURANCE..........................................  20

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
ARTICLE IX.......................................................................  20
          CONSTRUCTION...........................................................  20
     SECTION 9.1.  CONDITION OF LEASED PREMISES..................................  20
     SECTION 9.2.  TENANT IMPROVEMENTS...........................................  20
     SECTION 9.3.  SCHEDULE OF PLAN SUBMISSION FOR INITIAL TENANT IMPROVEMENTS...  21
     SECTION 9.4.  SECURITY FOR TENANT'S WORK....................................  22
     SECTION 9.5.  OWNERSHIP OF IMPROVEMENTS.....................................  22
     SECTION 9.6.  MECHANIC'S LIENS..............................................  23
     SECTION 9.7.  RECAPTURE OF CONSTRUCTION COSTS...............................  23

ARTICLE X........................................................................  24
          REPAIRS, MAINTENANCE, LANDLORD'S ACCESS AND ALTERATIONS................  24
     SECTION 10.1.  REPAIRS BY LANDLORD..........................................  24
     SECTION 10.2.  ALTERATIONS, REPAIRS, MAINTENANCE AND DISPLAYS BY TENANT.....  24
     SECTION 10.3.  INSPECTIONS AND ACCESS BY LANDLORD...........................  25

ARTICLE XI.......................................................................  25
          CASUALTY...............................................................  25
     SECTION 11.1.  RIGHT TO TERMINATE...........................................  25
     SECTION 11.2.  LANDLORD'S DUTY TO RECONSTRUCT...............................  26
     SECTION 11.3.  TENANT'S DUTY TO RECONSTRUCT.................................  27
     SECTION 11.4.  INSURANCE PROCEEDS...........................................  27

ARTICLE XII......................................................................  27
          CONDEMNATION...........................................................  27
     SECTION 12.1.  TAKING OF LEASED PREMISES....................................  27
     SECTION 12.2.  TAKING OF SHOPPING CENTER....................................  27
     SECTION 12.3.  CONDEMNATION AWARD...........................................  28

ARTICLE XIII.....................................................................  28
          MARKETING FUND.........................................................  28
     SECTION 13.1.  MARKETING FUND...............................................  28
     SECTION 13.2.  TENANT'S CONTRIBUTION TO MARKETING FUND......................  28
     SECTION 13.3.  TENANT'S ADVERTISING.........................................  28

ARTICLE XIV......................................................................  28
          SUBORDINATION AND ATTORNMENT...........................................  28
     SECTION 14.1.  SUBORDINATION................................................  28
     SECTION 14.2.  MORTGAGEE'S UNILATERAL SUBORDINATION.........................  28
     SECTION 14.3.  ATTORNMENT...................................................  28
     SECTION 14.4.  QUIET ENJOYMENT..............................................  29
     SECTION 14.5.  ESTOPPEL CERTIFICATE.........................................  29

ARTICLE XV.......................................................................  29
          ASSIGNMENT AND SUBLETTING..............................................  29
     SECTION 15.1.  LANDLORD'S CONSENT REQUIRED..................................  29
     SECTION 15.2.  RIGHT TO TERMINATE AND RECAPTURE.............................  30

ARTICLE XVI......................................................................  30
          DEFAULT AND REMEDIES...................................................  30
     SECTION 16.1.  DEFAULT......................................................  30
     SECTION 16.2.  REMEDIES AND DAMAGES.........................................  31
     SECTION 16.3.  ASSIGNMENT IN BANKRUPTCY.....................................  32
     SECTION 16.4.  LEGAL EXPENSES...............................................  32
     SECTION 16.5.  REMEDIES CUMULATIVE..........................................  32
     SECTION 16.6.  WAIVER.......................................................  32

ARTICLE XVII.....................................................................  33
          MISCELLANEOUS PROVISIONS...............................................  33
     SECTION 17.1.  NOTICES......................................................  33
     SECTION 17.2.  SHORT FORM LEASE.............................................  33
     SECTION 17.3.  INTEREST AND ADMINISTRATIVE COSTS............................  33
     SECTION 17.4.  SUCCESSORS AND ASSIGNS.......................................  33
     SECTION 17.5.  LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD.............  33
     SECTION 17.6.  RELATIONSHIP OF THE PARTIES..................................  34
     SECTION 17.7.  SECURITY DEPOSIT.............................................  34
     SECTION 17.8.  INTERPRETATION...............................................  34

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
     SECTION 17.9.  NO MODIFICATION..............................................  34
     SECTION 17.10. SEVERABILITY.................................................  34
     SECTION 17.11. TENANT LIABILITY.............................................  34
     SECTION 17.12. BROKER'S COMMISSION..........................................  34
     SECTION 17.13. OTHER TENANTS................................................  35
     SECTION 17.14. RULE AGAINST PERPETUITIES....................................  35
     SECTION 17.15. IRREVOCABLE OFFER, NO OPTION.................................  35
     SECTION 17.16. INABILITY TO PERFORM.........................................  35
     SECTION 17.17. SURVIVAL.....................................................  35
     SECTION 17.18. LANDLORD'S SELF-HELP.........................................  35
     SECTION 17.19. DUE AUTHORIZATION............................................  36
     SECTION 17.20. CONFIDENTIALITY..............................................  36
     SECTION 17.21. ASBESTOS ABATEMENT...........................................  36
     SECTION 17.22. COMPETITION..................................................  36
     SECTION 17.23. POOL.........................................................  37

              STANDARD COMMUNITY SHOPPING CENTER LEASE AGREEMENT

      This Lease Agreement (the "Lease") is made as of the _______ day of

  _________________, 2000; by and between Equity Properties and Development,

L.L.C., a Delaware limited liability company as agent for owner ("Landlord), and

        Hubney Fitness Corporation, a Delaware corporation ("Tenant").

                                   ARTICLE I

                REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS

As used in this Lease, the following terms shall have the meanings set forth in Sections 1.1 and 1.2 below.

SECTION 1.1. REFERENCE PROVISIONS.

     A. Leased Premises: the "cross-hatched" space indicated on the lease plan attached as Exhibit A containing a total Floor Space of approximately 39,000 square feet. Upon the written request of Tenant, or at Landlord's option, Landlord shall remeasure the Leased Premises after construction of the Leased Premises. If the square footage of the Leased Premises pursuant to such remeasurement is more or less than the number of square feet set forth in this
Section 1.1(A), then the Minimum Rent and all other charges determined on the basis of square footage pursuant to this Lease, (excluding the Construction Allowance [as defined in Section 9.7 below] which shall not be adjusted), shall be adjusted accordingly and if additional Rent is due, it shall be paid forthwith to Landlord, and if Tenant has overpaid the actual Rent obligation, such excess shall be credited to the next due Rent payments hereunder. The adjustment of Minimum Rent shall be made by multiplying the amount of the increase or decrease in square footage by Six Dollars ($6.00) for the First Period (as defined in Section 1.1[E] below); by Six Dollars and Fifty Cents ($6.50) for the Second Period (as defined in Section 1.1[E] below); by Seven Dollars ($7.00) for the First Option Period (as defined in Section 1.1[E] below); by Seven Dollars and Fifty Cents ($7.50) for the Second Option Period (as defined in Section 1.1[E] below); and by Eight Dollars ($8.00) for the Third Option Period (as defined in Section 1.1[E] below) and increasing by such amount the amount of Minimum Rent payable hereunder in the event of an increase in square footage or decreasing by such amount the amount of the Minimum Rent payable hereunder in the event of a decrease in square footage. If Tenant fails to request such remeasurement of the Leased Premises within one hundred twenty
(120) days following the Commencement Date (hereinafter defined) and Landlord does not otherwise elect to remeasure the Leased Premises within such one hundred twenty (120) day period, the number of square feet set forth in this
Section 1.1(A) shall be deemed to be accepted by Tenant and no adjustments shall be made to Minimum Rent or any other charges payable pursuant to the terms of this Lease which are determined on the basis of the square footage of the Leased Premises, (excluding the Construction Allowance [as defined in Section 9.7 below] which shall not be adjusted).

     B. Term: Ten (10) Lease Years (as defined in Section 1.2[J] below). Subject to the provisions of this Section 1.1(B), Tenant shall have the right to extend the Term of this Lease for three (3) successive additional periods of five (5) years each (hereinafter, the "First Option Term," "the "Second Option Term" and the "Third Option Term," respectively, as exercised by an "Option"). The Term, if extended by an Option, shall be upon the same terms, covenants, conditions, provisions and agreements contained in this Lease, except as is otherwise specifically provided for in this Lease. The right of Tenant to extend the Term of this Lease shall be deemed to have been irrevocably waived upon the occurrence of any of the following: (i) there shall exist a material uncured breach by Tenant under this Lease at the time of any attempted exercise of an Option or at the time the applicable Option Term begins; (ii) written notice of Tenant's exercise of the Option is not received by Landlord at least six (6) months prior to the end of the then effective term of this Lease; (iii) with respect to the Second Option Term, Tenant does not exercise the Option with respect to the First Option Term; or (iv) with respect to the Third Option Term, Tenant does not exercise the Option with respect to the Second Option Term.

     C. Commencement Date: the earlier (i) one hundred eighty (180) days from and including the Possession Date, or (ii) the date on which Tenant opens to the public for business.

     D. Termination Date: the last day of the tenth (10/th/) Lease Year, or such later Lease Year, as applicable, if Tenant validly exercises its Option to extend the initial Term pursuant to the provisions of Section 1.1(B), or if the Term is sooner terminated pursuant to the provisions of this Lease, the effective date of such termination.

     E.   Minimum Rent:

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

     (i) Commencing on the Commencement Date and continuing through the last day of the fifth (5/th/) Lease Year (the "First Period"): Two Hundred Thirty-Four Thousand Dollars ($234,000.00) per annum; and

     (ii) Commencing on the first day of the sixth (6th) Lease Year and continuing through the last day of the tenth (10/th/) Lease Year (the "Second Period"): Two Hundred Fifty-Three Thousand Five Hundred Dollars ($253,500.00) per annum; and

     (iii) In the event Tenant validly exercises its First Option to extend the Term in accordance with the provisions of Section 1.1(B), commencing on the first day of the eleventh (11/th/) Lease Year and continuing through the last day of the fifteenth (15/th/) Lease Year (the "First Option Period"):
     Two Hundred Seventy-Three Thousand Dollars ($273,000.00) per annum; and

     (iv) In the event Tenant validly exercises its Second Option to extend the Term in accordance with the provisions of Section 1.1, commencing on the first day of the sixteenth (16/th/) Lease Year and continuing through the last day of the twentieth (20/th/) Lease Year (the "Second Option Period"): Two Hundred Ninety-Two Thousand Five Hundred Dollars ($292,500.00) per annum; and

     (v) In the event Tenant validly exercises its Third Option to extend the Term in accordance with the provisions of Section 1.1, commencing on the first day of the twenty-first (21/st/) Lease Year and continuing through the last day of the twenty-fifth (25/th/) Lease Year (the "Third Option Period"): Three Hundred Twelve Thousand Dollars ($312,000.00) per annum.

     F.    INTENTIONALLY OMITTED.

     G.    INTENTIONALLY OMITTED.

     H.    INTENTIONALLY OMITTED.

     I. Permitted Use: operation of a first class, full service fitness center, and for no other purpose.

     J. Tenant Trade Name: The Rush Fitness Complex, or such other trade name as Tenant shall elect, subject to the provisions of Section 4.1 below.

     K.    Notice Address:

           TO LANDLORD:                      With a copy to:

           c/o Equity Properties and         Neal, Gerber & Eisenberg
           Development, L.L.C.               Suite 2200
           Two North Riverside Plaza         Two North LaSalle Street
           Suite 600                         Chicago, Illinois 60602
           Chicago, Illinois 60606           Attn:  Leasing Group
           Attn: Community Center Leasing
                 Department
                                             And with a copy to:

                                             Urban Retail Properties Co.
                                             900 North Michigan Avenue
                                             13/th/ Floor
                                             Chicago, Illinois 60611
                                             Attn: Director of Lease
                                                   Administration

           TO TENANT:                        With a copy to:

           Hubney Fitness Corporation        C.C. Gilbert, Esq.
           246 High Pointe Village Way       Kennerly, Montgomery & Finley, P.C.
           Kingston, TN  37763               550 Main Avenue, Suite 400
           Attn: Larry Gurney                Knoxville, TN  37902

     L. Shopping Center: that certain commercial project presently known as Walker Springs Plaza , which is located in Knoxville, Tennessee.

     M. Possession Date: possession of the Leased Premises shall be deemed to have been tendered and accepted upon Tenant's receipt of a possession notice from Landlord, provided physical possession of the Leased Premises is tendered to Tenant. Notwithstanding the foregoing, if Tenant accepts physical possession of the Leased Premises prior to receipt of such notice, the date Tenant accepts possession shall be deemed to be the Possession Date.

     N.   Guarantor[s]:  NONE.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease under their respective hands and seals as of the day and year first above written. This Lease contains 38 pages, Exhibit A contains 1 page[s] and Exhibit B contains 24 pages.


                              LANDLORD:

                              EQUITY PROPERTIES AND DEVELOPMENT, L.L.C., a
                              Delaware limited liability company, as agent for Landlord
WITNESS:


_________________________     By:____________________________________________
                              Name:  George C. Touras
_________________________     Title: Executive Vice President and General
                                     Counsel


                              TENANT:

ATTEST/WITNESS:               HUBNEY FITNESS CORPORATION, a Delaware
                              corporation



_________________________     By:____________________________________________
                              Name:__________________________________________
_________________________     Title:_________________________________________


STATE OF ILLINOIS  )
                   ) SS
COUNTY OF COOK     )


     BE IT REMEMBERED, that on the ________ day of _____________________,
20_____, before me, a Notary Public in and for said County, personally appeared EQUITY PROPERTIES AND DEVELOPMENT, L.L.C., a Delaware limited liability company, as agent for the LANDLORD in the foregoing Lease Agreement, by George C. Touras, its Executive Vice President and General Counsel, who acknowledged that the signing thereof was the duly authorized act and deed on behalf of said limited liability company as agent as aforesaid for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.

                              _______________________________________________
                              Notary Public

My Commission Expires:


______________________

STATE OF ____________  )
                       ) SS
COUNTY OF __________   )


     BE IT REMEMBERED, that on the________day of____,20___, before me, a Notary Public in and for said County, personally appeared HUBNEY FITNESS CORPORATION, a Delaware Corporation, by , its______ President, the TENANT in the foregoing Lease Agreement, who acknowledged that the signing thereof was the duly authorized act and deed of said corporation and his/her free and voluntary act and deed as said officer for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.


                              ________________________________________________
                              Notary Public
My Commission Expires:


__________________________


SECTION 1.2.  DEFINITIONS.

     A. Common Areas: all improvements, equipment, signs and areas (as the same may be enlarged, reduced, replaced, removed or otherwise altered by Landlord), from time to time, made available by Landlord for the non-exclusive use or benefit of Landlord, Tenant and other tenants, occupants and users of the Shopping Center, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, or any of them, which may include (but shall not be deemed a representation as to their availability) sidewalks, parking areas, access roads, driveways, landscaped areas, serviceways, tunnels, loading docks, roofs, stairs, ramps, public washrooms, community halls or auditoriums, parcel pick-up stations, and other similar areas and improvements, all as Landlord shall, from time to time, deem appropriate (in its reasonable business judgment).

     B. Concessionaire: any person conducting any business in the Leased Premises by, under or through Tenant under any sublease, concession or license from Tenant, or otherwise, whether or not the same was authorized under the provisions of this Lease.

     C. CPI: The term "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, for United States City Average, All Items (1982-84 =
100). If the manner in which the CPI is calculated shall be substantially revised or if the 1982-1984 average shall no longer be used, Landlord and Tenant shall select a means to adjust such revised Index which would produce results equivalent, as practicable, to those which would have been obtained if the CPI has not been so revised. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Landlord and Tenant shall select a comparable substitute index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or, if no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that a CPI is not available to make an adjustment for the period in question, the adjustment shall be based on the percentage increase in the CPI for the twelve (12) month period beginning with the closest month preceding the period in question for which a CPI is available.

     D. Department, Variety or Specialty Stores: those premises (other than Common Areas) within the Shopping Center which contain Floor Space of fifteen thousand (15,000) square feet or more.

     E. Enclosed Mall: the portion or portions of the Shopping Center, if any, which are actually enclosed by walls and roof, as the same may exist, from time to time.

     F. Floor Space: the number of square feet in the Leased Premises (as set forth in Section 1.1[A]) or in other space in the Shopping Center, as determined by Landlord (in its reasonable business judgment), on a consistent basis.

     G. Interest: the greater of (i) the rate per annum equal to two (2) percentage points above the rate of interest then most recently publicly announced by American National Bank and Trust Company of Chicago as its "prime rate" or "base rate" (the "Prime Rate"), as the case may be, or (ii) twelve percent (12%) per annum. Interest shall be adjusted on the first day of each month immediately following a month in which a change in such Prime Rate occurs and such adjustment shall be based upon the average Prime Rate for such immediately preceding month. If accrual or payment of such interest should be unlawful, then Interest shall be computed at the maximum legal rate.

     H. Landlord Related Parties: Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (as defined in Section 14.1 below).

     I. Laws: all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Shopping Center is located, and decisions of federal courts applying the Laws of such state, at the time in question.

     J. Lease Year or Partial Lease Year: a period of twelve (12) consecutive calendar months, the first Lease Year commencing on the Commencement Date, if the Commencement Date is the first day of a calendar month, and otherwise on the first day of the first full calendar month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a Partial Lease Year, except that if the Commencement Date occurs on a date other than the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Lease Year.

     K. Managing Agent: the managing agent of the Shopping Center as designated from time to time by Landlord. The Managing Agent of the Shopping Center is currently Urban Retail Properties Co. If Landlord elects to change the Managing Agent of the Shopping Center, Landlord will notify Tenant in writing of such change.

     L. Owner: the person(s) or entity(ies) that holds legal title (whether fee or leasehold) to the Shopping Center or the portion thereof in which the Leased Premises is located. The terms "owner" and "Landlord" have the same meaning for purposes of this Lease and may be used interchangeably.

     M. Rent: all Minimum Rent and additional rent. All sums and charges payable by Tenant to Landlord in addition to the Minimum Rent shall be deemed to be "additional rent" under this Lease whether or not the same shall be designated as such. Landlord shall have the same remedies for Tenant's failure to pay additional rent as for Tenant's failure to pay Minimum Rent.

     N. Satellite Store Space: the aggregate Floor Space of all premises in the Shopping Center exclusively appropriated for use by a tenant, whether occupied or vacant, but excluding the Floor Space of Department, Variety and Specialty Stores.

     O. Tenant Related Parties: Tenant, its assignees, Concessionaires, agents, contractors, employees or invitees.

SECTION 1.3.  EXHIBITS AND MANUALS.

     The exhibits and manuals listed in this Section 1.3 are attached to this Lease and are hereby incorporated in and made a part of this Lease.

     Exhibit A  -  Leased Premises
     Exhibit B  -  Signage and Design Criteria


                                  ARTICLE II

                    LEASED PREMISES AND THE SHOPPING CENTER

SECTION 2.1.  DEMISE.

     Landlord, in consideration of the Rent to be paid and the other conditions and covenants to be satisfied and performed by Tenant, demises and leases to Tenant, and Tenant leases and takes from Landlord, the Leased Premises, each upon the terms and conditions of this Lease; provided, however, that in addition to other rights provided to or reserved by Landlord in this Lease or otherwise, Landlord shall have (i) the exclusive right to use both the exterior faces of the exterior walls of the Leased Premises and, subject only to Tenant's rights and obligations under Section 4.6 below, the roof of the Leased Premises, and
(ii) the right to install, maintain, use, repair and replace pipes, ducts, cables, conduits, vents, utility lines and wires to, in, through, above and below the Leased Premises as and to the extent that Landlord, may from time to time deem appropriate (in its reasonable business judgment) for the proper operation and maintenance of the Shopping Center, provided, however, that no such use or installation shall materially interfere with the use of the Leased Premises by Tenant for its business purposes. Landlord shall use its reasonable efforts to locate said pipes, ducts, cables, conduits, plumbing vents, utility lines and/or wires in non-sales areas of the Leased Premises, however, to the extent any of the same are located within sales areas of the Leased Premises, they shall not be visible to the public.

SECTION 2.2.  CHANGES TO SHOPPING CENTER.

     Exhibit A sets forth the general layout of the Shopping Center (or the portion thereof in which the Leased Premises is located) but is not, and shall not be deemed to be, a warranty, representation or agreement on the part of Landlord that all or any part of the Shopping Center is, will be, or will continue to be, configured as indicated on Exhibit A. In addition to other rights provided to or reserved by Landlord under this Lease, Landlord hereby reserves the right, at any time and from time to time, to (i) make alterations or additions to, build additional stories on, and demolish or otherwise change, all or any part of any buildings or other improvement in or about the Shopping Center, and build other buildings or improvements in or about the Shopping Center; (ii) construct deck or elevated parking facilities; and (iii) convey portions of the Shopping Center to others or withdraw portions from the Shopping Center. Tenant consents to the performance of all work deemed appropriate by Landlord to accomplish any of the foregoing, and any inconvenience caused thereby; provided, however, that Landlord agrees to use commercially reasonable efforts to minimize the inconvenience and interference with Tenant's business in the Leased Premises. The design and performance of such work shall be in the sole discretion of Landlord. None of the Landlord Related Parties (as defined in Section 1.2[H] above) shall be subject to any liability as a result of any change in the Shopping Center, nor shall the same entitle Tenant to any compensation or diminution of Rent, or entitle Tenant to terminate this Lease or constitute an actual or constructive eviction. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not materially obstruct access to the Leased Premises without Tenant's consent (which consent shall not be unreasonably withheld or delayed), unless Landlord is required to do any of the foregoing by reason of any Law (as defined in Section 1.2[I] above) as a result of any cause beyond the reasonable control of Landlord, or in accordance with the provisions of Articles XI or XII below or unless such access is temporarily affected as a result of repairs, remodeling, redevelopment, renovation or other construction to the Shopping Center. Landlord shall use due diligence to complete all such repairs, remodeling, renovations, redevelopment or other construction.

     Notwithstanding anything to the contrary contained herein, if any action taken by Landlord pursuant to this Section 2.2 prohibits Tenant from operating its business in the Leased Premises for a period in excess of two (2) consecutive business days after notice from Tenant to Landlord that Tenant is unable to operate as a result of such action, then, as Tenant's sole remedy, Minimum Rent shall abate until the earlier of: (a) the date Landlord determines that any interference with the operation of Tenant's business in the Leased Premises resulting from such action by Landlord has been remedied, or (b) the reopening of Tenant's business in the Leased Premises.

SECTION 2.3.  RELOCATION

     INTENTIONALLY OMITTED.

                                  ARTICLE III

                                     TERM

SECTION 3.1.  TERM.

     The Term shall commence at 12:00 A.M. on the Commencement Date and shall end at the end of Normal Mall Hours (as defined in Section 4.3 below) on the Termination Date. Tenant shall, upon request by Landlord, confirm the Commencement Date in writing.

SECTION 3.2.  SURRENDER OF LEASED PREMISES.

     On the Termination Date (whether by lapse of time or otherwise), Tenant shall quit and surrender the Leased Premises in accordance with the terms of this Lease and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall leave the Leased Premises in broom clean condition and shall also deliver all keys for the Leased Premises as specified by Landlord, and inform Landlord of all combinations on locks, safes and any vaults in the Leased Premises.

SECTION 3.3.  HOLDING OVER.

     A. This Lease shall terminate on the Termination Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Tenant's occupancy subsequent to the Termination Date, whether or not with the consent of Landlord, shall be deemed to be that of a tenancy at sufferance, subject to all the terms, covenants, and conditions of this Lease, except that for each day Tenant holds over the Minimum Rent shall be one and one half (1 1/2) times the Minimum Rent payable in the last year of the Term divided by three hundred sixty-five (365) ("Holdover Rent"). No extension or renewal of this Lease shall be deemed to have occurred by any holding over.

     B. In addition to paying to Landlord the Holdover Rent, if Tenant fails to surrender the Leased Premises to Landlord on the Termination Date as required by this Lease, Tenant shall indemnify, defend (with counsel acceptable to Landlord [acting reasonably]) and hold the Landlord Related Parties harmless from and against all loss, liability, damages and expense (including, without limitation, attorneys' fees) sustained or incurred by any of the Landlord Related Parties on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Leased Premises.

     C. Notwithstanding anything contained herein to the contrary, if Landlord and Tenant elect to negotiate a renewal of this Lease or a new lease, during the period of their negotiations occurring after the Termination Date, Tenant shall continue to pay the Rent payable in the last Lease Year or Partial Lease Year of the Term, provided that any annual or other periodic escalation of Rent set forth in this Lease shall continue during the holdover period as if said holdover period was part of the original Term. Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall have any obligation to commence to negotiate, or to continue negotiation of, a renewal of this Lease or a new lease covering the Leased Premises and in the event that such negotiation is not commenced or such negotiation is discontinued at any time by either party in its sole discretion, Tenant shall be liable to pay Holdover Rent effective as of the first day of said holdover period (in the event such negotiation is not commenced) or effective as of the first day such negotiation was discontinued (in the event such negotiations were commenced and subsequently discontinued by either party in its sole discretion).


                                   ARTICLE IV

                   USE AND OPERATION OF THE LEASED PREMISES

SECTION 4.1.  USE AND TRADE NAME.

     Tenant shall use the Leased Premises solely for the Permitted Use (and Tenant shall use the Leased Premises for all of the purposes specified in the Permitted Use), and for no other purpose, and shall operate its business on the Leased Premises solely under the Tenant Trade name and under no other name; provided, however, Tenant may change its Trade Name without Landlord's consent provided: (i) the use of the trade name proposed shall not violate any then existing lease or other agreement affecting the Shopping Center; (ii) the trade name proposed shall not be similar to the trade name of any other then existing tenant or occupant in the Shopping Center; (iii) the proposed trade name is the trade name used by all of the stores operated by Tenant under the current trade name; (iv) Tenant shall install new internally illuminated storefront signage with Tenant's new trade name and Tenant shall make all necessary modifications to the sign band and/or the bulkhead of the Leased Premises at its sole cost and expense and in accordance with Landlord's specifications and design criteria for the Shopping Center and Exhibit B attached hereto; (v) Tenant shall reimburse Landlord the reasonable expenses incurred by Landlord in modifying any directories that reference Tenant's store to reflect the new Trade Name; and
(vi) Tenant notifies Landlord of its change of Trade Name at least thirty (30) days prior to said change. On or before the thirtieth (30/th/) day after Tenant changes its trade name, Tenant shall submit drawings to Landlord for Landlord's review and approval prior to the installation of the sign and/or modification of the sign band and/or bulkhead. Landlord shall not use the word "Rush" or other proprietary or identifying portion of Tenant's Trade Name as of the date hereof as a part of the trade name of the Shopping Center.

SECTION 4.2.  CONTINUOUS OPERATION BY TENANT.

     A. Tenant shall (i) carry at all times in the Leased Premises a full stock of merchandise; and (ii) conduct its business on the Leased Premises at all times in a first-class manner consistent with reputable business standards and practices and operate the entire Leased Premises continuously and uninterruptedly during all of the hours set forth below, during the entire Term in accordance with the terms of this Lease.

     B. If Tenant violates any provision of this Section 4.2, then Landlord shall have, in addition to all remedies in this Lease provided, the right to collect upon demand, in addition to the other Rent payable under this Lease, liquidated damages in an amount equal to twice the Rent per day for each and every day that such violation exists. The payment of such additional rent shall not relieve Tenant of any of its obligations under this Lease.

     C. After the expiration of the first twenty-four (24) full calendar months of the Term, and provided Tenant is not then in default under this Lease (after the expiration of applicable notice and cure periods), Tenant shall have the right to close its business in the Leased Premises by giving written notice to Landlord (the "Go Dark Notice"). Any time during the Term when Tenant has exercised its rights pursuant to this Section 4.2(C) and has closed for business in the Leased Premises is hereinafter referred to as a "Go Dark Period." The Go Dark Period shall commence sixty (60) days from the date of the Go Dark Notice (the "Go Dark Date"). During the Go Dark Period, Tenant shall give the appearance that the Leased Premises is occupied and shall keep all window coverings closed. At any time during the Go Dark Period, Landlord, in its sole discretion, may terminate this Lease by giving Tenant written notice of such termination (the "Failure to Operate Notice"). The Failure to Operate Notice may be given by Landlord to Tenant at any time during the Go Dark Period commencing on the Go Dark Date and ending on the date (if any) on which Tenant again operates and conducts its business in the entire Leased Premises in accordance with Section 4.3 of this Lease. If Landlord delivers a Failure to Operate Notice, this Lease shall terminate ninety (90) days from the date of the Failure to Operate Notice (the "Operations Termination Date") with the same force and effect as if the Term of this Lease were, in and by the provisions hereof, fixed to expire on the Operations Termination Date; provided, however, if Tenant reopens and operates its business in the entire Leased Premises in accordance with Section 4.3 of this Lease, during such ninety (90) day period, such Failure to Operate Notice shall be of no force and effect and this Lease shall continue unaffected by such notice, subject to Landlord's right to serve another Failure to Operate Notice if the circumstances described in this Section 4.2(C) occur again. In the event Tenant reopens for business in the Leased Premises after the expiration or termination of the Go Dark Period, Tenant shall not be permitted to again exercise its right to close its business in the Leased Premises until Tenant has continuously and uninterruptedly operated in the entire Leased Premises in accordance with Section 4.3 of this Lease for twenty-four (24) full calendar months after the expiration or termination of the previous Go Dark Period. Nothing contained in this Section 4.2(C) shall be deemed to limit or relieve Tenant from its obligation to pay all Rent and other charges due under this Lease throughout the Term of this Lease (including, without limitation, during any Go Dark Period).

SECTION 4.3.  STORE HOURS.

     Tenant shall conduct its business in the Leased Premises during the hours designated by Landlord as the normal mall hours (the "Normal Mall Hours"). Tenant acknowledges that as of the date hereof the Normal Mall Hours are as follows: Monday through Saturday, 10:00 A.M. through 5:00 P.M., and Sunday, 1:00 P.M. through 5:00 P.M. Landlord shall have the right to alter such Normal Mall Hours from time to time during the Term of this Lease, provided that Landlord gives Tenant reasonable prior written notice of such change, and provided further that if such change includes any additional hours other than the hours specifically stated in clauses (i) and (ii) above, Tenant shall be obligated to conduct its business in the Leased Premises during such additional hours if, and only if, at least one Department, Variety or Specialty Store and seventy-five percent (75%) of the Satellite Store Space tenants in the Shopping Center are similarly obligated or otherwise open for business during such additional hours. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to operate, at its option, any additional hours it chooses up to seven
(7) days per week, twenty-four (24) hours per day.

SECTION 4.4.  ADDITIONAL OPERATIONAL COVENANTS.

     Tenant covenants and agrees, at all times during the Term and such other times as Tenant occupies the Leased Premises or any part thereof, to comply, at its own cost and expense, with the following:

     A. Any handling of freight or deliveries to or from the Leased Premises shall be made in a manner which is consistent with good shopping center practice and only at such times, in the areas and through the entrances and exits designated by Landlord (acting reasonably).

     B. All garbage and other refuse shall be kept inside the Leased Premises in the kind of container specified by Landlord and shall be placed outside of the Leased Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord elects to furnish or designate such service for the removal and/or recycling of garbage and other refuse, Tenant shall use the service furnished or designated by Landlord, but Tenant shall not be obligated to pay more for such service than the prevailing competitive rates charged by reputable, independent trash removal and/or recycling contractors for the same service on a direct and individual basis. If furnished or billed by Landlord, Tenant shall pay for such service monthly as additional rent. If Landlord does not provide such service, Tenant shall be solely responsible for the removal (including any recycling required by any applicable Law) of all garbage and other refuse from the Leased Premises and shall pay promptly all charges therefor.

     C. Tenant shall not (i) suffer, allow or permit any vibration, noise, odor or flashing or bright light to emanate from the Leased Premises; (ii) paint or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle(s) parked in the parking area(s) of the Shopping Center, whether belonging to Tenant, its employee(s), or any other person(s); (iii) solicit business or distribute, or cause to be distributed, in the Common Areas any handbills, promotional materials or other advertising; (iv) conduct or permit any other activities in the Leased Premises that might constitute a nuisance; (v) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, walkway, parking area, mall or any other Common Area; or (vi) use or occupy the Leased Premises or do or permit anything to be done therein which in any manner might cause injury or damage in or about the Shopping Center.

     D. Tenant shall maintain a comfortable temperature level within the Leased Premises, taking into account the nature of Tenant's business.

     E. Tenant shall use and allow to be used all plumbing within the Leased Premises and the Shopping Center only for the purpose for which it is designed, and no grease or foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be paid for by Tenant upon demand.

     F. Tenant shall contract for and utilize termite and pest extermination services for the Leased Premises as necessary.

     G. Subject to Section 4.2 of this Lease, Tenant shall keep any display windows or signs in or on the Leased Premises well lighted during such hours and days that the Shopping Center, or the portion thereof in which Tenant is located, is lighted by Landlord.

     H. Tenant shall contract for and utilize a window-cleaning service and maintain the windows in the Leased Premises in a reasonably clean condition and in a manner consistent with a first class shopping center. If Tenant fails to keep its windows clean, Landlord may cause the same to be kept clean (through a service or otherwise) and Tenant shall pay the cost thereof upon demand.

     I. Tenant shall use good faith efforts to avoid any action which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business or the rights and privileges of Landlord or any other tenant, occupant or other person lawfully in the Shopping Center (any such event shall be referred to collectively herein as a "Labor Dispute"). If any action or inaction on the part of any Tenant Related Party causes a Labor Dispute, Tenant shall use good faith, reasonable efforts to have any pickets removed. In addition, if deemed necessary by Landlord, Tenant shall terminate at any time any construction work being performed in the Leased Premises giving rise to such Labor Dispute, until such time as Landlord shall have given its written consent for the resumption of such work (which consent shall not be unreasonably withheld), and Tenant shall have no claim for damages of any nature against any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

     J. Tenant shall pay before delinquency all fees and charges and shall maintain all licenses and permits required for Tenant to lawfully use the Leased Premises as contemplated by this Lease.

     K. Tenant shall use the Shopping Center name as existing, or as the same may be changed from time to time, in designating the location of the Leased Premises in all local newspaper or other local advertising, and all other references to the location of the Leased Premises.

     L. Tenant shall not conduct or permit to be conducted any auction, fire, "going out of business" or similar type of sale; provided, however, that this provision shall not restrict the absolute freedom (as between Landlord and Tenant) of Tenant to determine its own selling prices nor shall it preclude periodic, seasonal, promotional or clearance sales held in the ordinary course of business.

     M. Tenant shall not place a load on any floor in the Shopping Center exceeding the load which it was designed to carry, nor shall Tenant install, operate or maintain thereon any heavy item or equipment except in such manner as to achieve a proper distribution of weight. The foregoing limitation shall not prevent the installation on the Leased Premises of such equipment and personal property as may be necessary for the operation of a first-class, full service fitness center, provided the same is placed in the Leased Premises in compliance with this Section 4.4(M).

     N. Tenant shall not install, operate or maintain in the Leased Premises or in any other area of the Shopping Center any electrical equipment which does not bear the Underwriters Laboratories seal of approval, or its equivalent, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord (in its reasonable business judgment), taking into consideration the overall electrical system and the present and future requirements therefor in the Shopping Center.

     O. To the extent required by Landlord (in its reasonable business judgment), or any applicable Law, Tenant shall provide sound barriers for all mechanical systems serving the Leased Premises.

     P. Tenant shall not store, display, sell, distribute or otherwise keep in, upon or about the Leased Premises any live animals of any kind, any alcoholic beverages or any dangerous materials without the prior written consent of Landlord or unless expressly allowed by Section 1.1(I) hereof.

     Q. Tenant shall not sell, distribute or display any item or provide any service in any manner which, in Landlord's good faith judgment, is inconsistent with the quality of operation of the Shopping Center or may tend to injure or detract from the moral character or image of the Shopping Center within the community. The foregoing limitation does not prevent the use of the Leased Premises for the operation of a first-class, full service fitness center. Without limiting the generality of the foregoing, Tenant shall not permit any "adult" or nude entertainment in the Leased Premises and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called "adult" newspaper, book, magazine, film, picture, video tape, video disk, or other similar representation or merchandise of any kind.

     R. Tenant shall comply with and shall cause the Leased Premises to comply with all Laws affecting the Leased Premises or any part or the use thereof. Notwithstanding the foregoing, except as provided below, Tenant shall have no obligation to comply with any such Laws to the extent the same require structural alterations or structural repairs to the Leased Premises (collectively, the "Structural Work"), all of which required Structural Work shall be the obligation of Landlord (except that the foregoing does not in any way relieve Tenant from any responsibility to pay its share of Landlord's Operating Costs as provided in this Lease), except to the extent that such Structural Work is (a) to the non-structural portions of the storefront of the Leased Premises, (b) caused by an act or omission of Tenant, or Tenant's agents, employees or contractors, (c) required as a result of Tenant's specific use of the Leased Premises or the particular configuration of the Leasehold Improvements within the Leased Premises, (d) necessitated by any improvement, alteration or addition to the Leased Premises performed by or at the direction of Tenant, (e) to any improvement, alteration or addition to the Leased Premises performed by or at the direction of Tenant, or (f) required of Tenant in its capacity as an employer, in any of which cases such Structural Work shall be performed at Tenant's sole cost and expense, and at Landlord's option, shall be performed by Tenant.

     S. Tenant shall not operate or permit to be operated on the Leased Premises any coin or token operated vending machine or similar device including, without limitation, telephones, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods, but Tenant shall have the right to operate vending machines located in a non-sales area of the Leased Premises for the exclusive use of Tenant's employees.

     T. If Landlord designates any portion of the Shopping Center parking area for employee parking ("Employee Parking Areas"), Tenant and Tenant's employees shall park their motor vehicles only in said Employee Parking Areas.

     U. Tenant shall not use, permit or suffer the use of the Leased Premises, or any part thereof, as living, sleeping or lodging quarters, or for any other residential purposes.

     V. The exterior areas of the Shopping Center immediately adjoining the Leased Premises shall be kept clear at all times by Tenant, and Tenant shall not place or permit any obstructions, garbage, refuse, improvements, merchandise or displays in such areas.

     W. Tenant shall comply with and observe all other reasonable rules and regulations established by Landlord, from time to time, provided such rules and regulations shall be uniformly and non-discriminatorily applicable to all other similarly situated tenants of the Shopping Center and further provided that such rules and regulations do not materially decrease Tenant's rights or materially increase Tenant's obligations under this Lease.

SECTION 4.5.  SIGNS AND ADVERTISING.

     Tenant shall submit to Landlord reasonably detailed drawings of its proposed exterior signs for review and approval by Landlord prior to utilizing same. All exterior signs, awnings, canopies, decorations, lettering, advertising matter or other items used by Tenant shall conform to the standards of design, motif, and decor, from time to time, established by Landlord for the Shopping Center and shall be insured and maintained at all times by Tenant in good condition, operating order and repair. Flashing signs are prohibited. Tenant shall not place or permit to be placed on the exterior of the Leased Premises or the door, window or roof or within any display window space or within five (5) feet behind the entry to the Leased Premises any sign, decoration, lettering, advertising matter or descriptive material without Landlord's prior approval; provided however, Tenant may utilize such material within the Leased Premises on a temporary basis to advertise special sales or promotional events without Landlord's approval, provided that such material is professionally made and not taped to any window of the Leased Premises. Tenant shall install one (1) sign as specified by Landlord and in accordance with the provisions contained in Exhibit B above the storefront of the Leased Premises and professionally lettered name signs on its service doors both in accordance with plans and specifications therefor approved by Landlord. Landlord shall have the right, after twenty-four (24) hours prior written notice to Tenant and without any liability for damage to the Leased Premises reasonably caused thereby, to remove any items displayed or affixed in or to the Leased Premises which are in violation of the provisions of this Section 4.5. If any damage is done to Tenant's signs, Tenant shall commence to repair same within five (5) days after such damage occurs, and upon Tenant's failure to commence the repair work within said five (5) day period and to diligently prosecute the same to completion, Landlord may, after notice to Tenant, repair such damage and Tenant shall pay Landlord, as additional rent upon demand, Landlord's costs and expenses in connection therewith.

     Provided Tenant has obtained approval from (a) the City of Knoxville and any other applicable governmental agency having jurisdiction over the Shopping Center and (b) any other third party with existing rights to approve Tenant's Pylon Sign(s), Tenant may, at its sole cost and expense, erect signage in the following locations: (i) the front and back facade of the Leased Premises; (ii) the I-40/75 pylon/pole sign for the Shopping Center; and (iii) the pylon sign for the Shopping Center located on Kingston Pike (collectively "Tenant's Pylon Sign[s]"). If Tenant elects to erect any such Tenant's Pylon Sign(s), Tenant shall, within fifteen (15) days of full execution of this Lease by both Landlord and Tenant, deliver to Landlord a written notice indicating Tenant's desire to erect such Tenant's Pylon Sign(s). If Tenant fails to deliver such notice within said fifteen (15) day period, Tenant shall be deemed to have waived its right to erect Tenant's Pylon Sign(s). The design, color and size of such sign shall be subject to Landlord's prior written approval. Tenant shall use a sign contractor approved by Landlord to construct and install Tenant's Pylon Sign(s) and Tenant shall comply, at its sole cost and expense, with all applicable Laws pertaining to Tenant's Pylon Sign(s) and the installation thereof. Tenant's Pylon Sign(s) shall be insured and maintained at all times by Tenant in good condition, operating order and repair, and Tenant shall make all necessary replacements and repairs to Tenant's Pylon Sign(s), at its sole cost and expense. On or before the Termination Date, Tenant shall, at its sole cost and expense, remove Tenant's Pylon Sign(s) from the Shopping Center pylon sign, repair any damage to the Shopping Center pylon sign caused by such removal and restore the same to the condition that existed prior to Tenant's installation of Tenant's Pylon Sign(s). Landlord reserves the right to relocate, from time to time, the Shopping Center pylon sign or remove same.

SECTION 4.6.  TENANT'S USE OF ROOF.

     No radio or television aerial or other device shall be erected on the roof or exterior walls of the Leased Premises or the building in which the Leased Premises is located without first obtaining Landlord's written consent. Any roof penetrations which shall be required to be made pursuant to plans and specifications approved by Landlord shall be made only with Landlord's prior written consent and by a contractor designated or approved by Landlord, and Tenant shall, at its expense, promptly repair, utilizing a contractor designated or approved by Landlord, any damage or wear to the roof resulting in whole or in part from the use described in this Section 4.6. Landlord, at Landlord's expense, may relocate Tenant's equipment at any time.

     Tenant shall have the right, at any time during the Term of the Lease, provided Tenant is not in default hereunder, to construct, operate, and maintain a satellite dish (the "Roof Equipment") on the roof of the Shopping Center in accordance with the terms and conditions set forth in this Section 4.6(B). The Roof Equipment shall be for Tenant's use only to support its retail business in the Leased Premises and Tenant shall not permit any other party to use the Roof Equipment and shall not charge or receive any fees or other consideration in connection with its use. If Tenant desires to install the Roof Equipment on the roof of the Shopping Center, Tenant shall obtain the written approval of Landlord of the method of installation of, and the plans and specifications for, the Roof Equipment prior to the installation of same on the roof of the Shopping Center, which approval shall not be unreasonably withheld. In no event shall any Roof Equipment or the installation thereof penetrate the roof of the Shopping Center.

     If Tenant receives all of the required Landlord approvals for the installation of the Roof Equipment, such installation shall be performed by a contractor and roofing crew approved by Landlord, in its sole discretion, and such installation shall in no event void or diminish in any respect Landlord's warranty on the roof of the Shopping Center. Tenant shall pay all costs related to the installation, operation, and maintenance of such Roof Equipment. The location, installation, use, and maintenance of such Roof Equipment shall at all times conform to all applicable zoning and other applicable governmental guidelines, laws, codes, rules, regulations, and ordinances in effect from time to time as well as all architectural standards established by Landlord from time to time for the Shopping Center. Prior to the installation of the Roof Equipment, Tenant shall obtain all necessary permits and licenses from the City of Knoxville and any other governmental agency having jurisdiction over the Shopping Center or over the Roof Equipment and its use. The Roof Equipment shall be located on that certain portion of the roof of the Shopping Center as Landlord may from time to time designate, and the Roof Equipment shall be located as far away from the perimeter of the roof so as not to be visible from street level and Tenant shall screen the Roof Equipment if required to do so by Landlord. After the initial installation of the Roof Equipment, from time to time Landlord may in its reasonable judgment, cause Tenant to relocate the Roof Equipment, at Tenant's sole cost and expense, to another portion of the roof of the Shopping Center.

     Landlord makes no representation and shall have no obligation with respect to the suitability of the portion of the roof approved by Landlord for the installation and use of the Roof Equipment. All of the terms and conditions of this Lease shall be applicable to the Roof Equipment except that the area of the roof containing the Roof Equipment shall not be considered part of the Leased Premises for the purposes of calculating Minimum Rent, Tax Rent, Tenant's Proportionate Share of Landlord's Operating Costs, or any other charges payable under the Lease and determined on a per square foot basis.

     Tenant agrees that: (i) it shall cooperate with the owners and users of other communications and satellite equipment installed in or on the Shopping Center and/or the roof of the Shopping Center; (ii) the installation and operation of the Roof Equipment shall not interfere with the operation or functioning of other communications or satellite equipment installed in or on the Shopping Center and/or the roof of the Shopping Center prior to the installation of the Roof Equipment; (iii) Tenant shall not alter, redirect, or change the method of operation of its Roof Equipment if such alteration, redirection, or change would interfere with the operation or functioning of other communications or satellite equipment in or on the Shopping Center at the time of such alteration, redirection, or change; and (iv) if any interference of the type described in clause (ii) or clause (iii) of this paragraph occurs, Tenant shall eliminate the cause thereof at Tenant's expense.

     Tenant hereby agrees to indemnify and hold Landlord, its principals, agents, employees, and any Mortgagee(s) harmless against any and all claims, demands, liability, costs, and expenses of any and every kind including, without limitation, reasonable attorneys' fees, arising from or connected in any way with the installation, use, operation, or maintenance of the Roof Equipment including, without limitation, claims for interference prohibited by the immediately preceding paragraph or claims from third parties occupying other property.

     On or prior to the Termination Date, Tenant shall remove the Roof Equipment and repair all damage caused by such removal, and restore the roof of the Shopping Center to the condition in which it existed immediately prior to the installation of the Roof Equipment.

SECTION 4.7.  RETAIL RESTRICTION LIMIT.

     INTENTIONALLY OMITTED.

                                   ARTICLE V

                                     RENT

SECTION 5.1.  RENT PAYABLE.

     A. Tenant shall pay the Rent payable under this Lease to Landlord, without prior demand therefor or any setoff or deduction whatsoever, at the times set forth in this Lease in lawful money of the United States, at the place designated from time to time by Landlord by notice given to Tenant. Unless another time shall be expressly provided for payment, Rent shall be due and payable on demand or together with the next succeeding installment of Minimum Rent, whichever shall first occur. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease. Tenant shall also pay to Landlord all applicable sales or other taxes which may be imposed on any item of Rent at the same time as such item of Rent is due and payable to Landlord. In addition to constituting a default under this Lease, if Tenant shall fail to make any payment of Rent when due, Tenant shall pay a late charge of One Hundred Dollars ($100.00) plus Ten Dollars ($10.00) per day commencing on the fifth (5/th/) day after such default occurs and continuing for each day such default continues, to reimburse Landlord for its additional administrative costs in processing such payment. Unless Landlord notifies Tenant otherwise, all Rent payments shall be made payable and sent to: Walker Springs, Dept. 77-6346, Chicago, Illinois 60678-6346.

     B. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or in any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     C. If Tenant pays any installment of Rent by check and such check is returned for insufficient funds or other reasons not the fault of Landlord and not bank error, then Tenant shall pay Landlord, on demand, a processing fee of One Hundred Dollars ($100.00) per returned check plus all applicable late charges and if three (3) checks are returned for insufficient funds or other reasons not the fault of Landlord and not bank error, all subsequent payments to Landlord by Tenant shall be either in a certified or cashier's check.

SECTION 5.2.  PAYMENT OF MINIMUM RENT.

     Tenant shall pay to Landlord the Minimum Rent provided in Section 1.1(E), in equal monthly installments, in advance, commencing on the Commencement Date and on the first day of each and every calendar month thereafter throughout the Term.

SECTION 5.3.  PAYMENT OF PERCENTAGE RENT.

     INTENTIONALLY OMITTED.

SECTION 5.4.  "GROSS SALES" DEFINED.

     INTENTIONALLY OMITTED.

SECTION 5.5.  STATEMENTS OF GROSS SALES.

     INTENTIONALLY OMITTED.

SECTION 5.6.  RECORDS AND AUDITS.

     INTENTIONALLY OMITTED.

SECTION 5.7.  TAXES.

     The term "Taxes" shall mean all federal, state, local governmental, special district and special service area taxes and assessments, exactions, impact fees and charges (including, without limitation, lease, rent or occupancy taxes) and other governmental charges and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind and nature (including interest thereon whenever the same may be payable in installments) which Landlord shall pay or become obligated to pay or which are or shall become levied, due and payable or liens upon, assessed directly or indirectly against all or any portion of the Shopping Center (or any of the rents received therefrom) arising out of the use, occupancy, ownership, leasing, management, repair, replacement or operation of the Shopping Center, any part thereof, appurtenance thereto or property, fixtures or equipment therein imposed by any authority having jurisdiction over the Shopping Center or any part thereof, in the amount billed and payable immediately prior to the date the same are delinquent together with the costs (including, without limitation, reasonable attorneys' fees) of any negotiation, contest or appeal pursued by Landlord to reduce or prevent an increase in any portion of such Taxes (including fees paid to third parties to determine whether to pursue the negotiation, contest or appeal of such Taxes), regardless of whether any reduction or limitation is obtained, all of which shall arise during the Term or which shall be attributable to the period included in the Term. No inheritance, estate, franchise, corporation, income or profit tax that is or may be imposed upon Landlord personally shall be deemed to be included in "Taxes." Notwithstanding anything contained herein to the contrary, Tenant's obligation hereunder to reimburse Landlord for payment of Taxes shall not include (a) any Taxes that were assessed for periods or that relate to periods of assessment occurring prior to the Possession Date and/or after the Term of this Lease, and (b) penalties imposed for late payment of Taxes.

SECTION 5.8.  PAYMENT OF TAX RENT.

     A. Tenant's proportionate share of Taxes (the "Tax Rent") for each Tax Year (as hereinafter defined) shall be computed by multiplying the amount of the Taxes less any contributions to Taxes made by all Separately Assessed Tenants (as hereinafter defined) by a fraction, the numerator of which shall be the Floor Space of the Leased Premises and the denominator of which shall be the leasable Floor Space of the Shopping Center (which shall be measured using the same manner of calculation that is used to measure the Floor Space of the Leased Premises) (excluding the Floor Space of the Separately Assessed Tenants). "Separately Assessed Tenant" shall mean any tenant whose premises within the Shopping Center are separately assessed and included on a separate tax bill and who is obligated to pay the entire amount of such tax bill directly to the taxing authorities or to Landlord. The term "Tax Year" means each twelve (12) month period established as the real estate tax year by the taxing authorities having jurisdiction over the Shopping Center. Taxes for partial Tax Years in a Lease Year shall be prorated.

     B. Tax Rent shall be paid by Tenant in equal monthly installments in such amounts as are estimated and billed by Landlord for each Tax Year during the Term, with the first installment being due on the Commencement Date and each succeeding installment being due on the first day of each calendar month thereafter. If at any time during a Tax Year (or after a Tax Year if the final amount of the Taxes has not been determined) it shall appear that Landlord has underestimated the Tax Rent for such Tax Year, Landlord may adjust the amount of the monthly installments of Tax Rent and bill Tenant for any deficiency which may have accrued during such Tax Year. After Landlord's receipt of the final tax bills for each Tax Year, Landlord shall notify Tenant of the amount of Taxes for the Tax Year in question and the amount of the Tax Rent for such Tax Year. Any overpayment or deficiency in the Tax Rent for such Tax Year shall be adjusted between Landlord and Tenant as follows: Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days after the aforesaid notification to Tenant, the amount of any such excess or deficiency of Tax Rent paid or payable by Tenant.

SECTION 5.9.  RENT FOR A PARTIAL MONTH.

     For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay one thirtieth (1/30/th/) of each monthly installment of Rent for each day of such portion in advance at the beginning of such portion.

SECTION 5.10. RENT FOR A PARTIAL LEASE YEAR.

     During any Partial Lease Year for each item of Rent which is calculated on an annual basis but payable in monthly installments, Tenant shall pay an amount equal to the product arrived at by multiplying the annual amount of such item of Rent payable for the first full Lease Year, in the case of a Partial Lease Year at the beginning of the Term, or for the last full Lease Year, in the case of a Partial Lease Year at the end of the Term, by a fraction, the numerator of which shall be the number of days in the Partial Lease Year and the denominator of which shall be three hundred sixty-five (365).

SECTION 5.11. TAXES ON TENANT'S PERSONAL PROPERTY.

     If any such tax, excise on rents or other imposition, however described, is levied or assessed by any taxing authority on account of Tenant's interest in this Lease, Landlord's receivables, the Rent, Tenant's inventory, the Leasehold Improvements, any Tenant Property, or if any other taxes are imposed upon this Lease, Tenant's right to occupy the Leased Premises, Tenant's investment or business operation in the Leased Premises (including, without limitation, any and all documentary stamps or similar taxes assessed upon this Lease or the consideration received by Landlord by reason of this Lease), then Tenant shall be responsible therefor and shall pay the same before delinquency. If any taxing authority requires that any such tax or excise on rents or other imposition, however described, for which Tenant is responsible (other than the Taxes included in the calculation of the Tax Rent) be paid by Tenant, but collected by Landlord for and on behalf of such taxing authority and forwarded by the Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of Rent.

                                  ARTICLE VI

                                 COMMON AREAS

SECTION 6.1.  USE OF COMMON AREAS.

     During the Term, Tenant, its employees, agents and customers shall have a non-exclusive license, in common with Landlord and all others to or for whom Landlord has given or may hereafter give rights to use the Common Areas (as the same may exist from time to time, subject to Section
2.2 hereof), but such Common Areas shall at all times be subject to the exclusive control and management by Landlord and such reasonable rules and regulations as Landlord may, from time to time, impose, subject to Section 4.4(W) hereof.

SECTION 6.2.  MANAGEMENT AND OPERATION OF COMMON AREAS.

     Landlord shall operate, decorate, repair, equip and maintain, or shall cause to be decorated, operated, repaired, equipped and maintained, the Common Areas in a manner deemed by Landlord, in its reasonable business judgment, to be appropriate. In connection with the exercise of its rights under this Section 6.2, but subject to Section 2.2 hereof, Landlord may: (i) utilize the Common Areas for promotions, exhibits, food facilities and any other use which Landlord, in its reasonable business judgment, deems appropriate for such Common Areas; (ii) erect, install, remove and lease, kiosks, planters, pools, sculpture, temporary scaffolds and other aids to construction, and other improvements within the Common Areas; (iii) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of any part of the Shopping Center; (iv) close temporarily all or any portion of the Common Areas; (v) grant individual tenants and others the right to conduct sales in the Common Areas; (vi) restrict parking by tenants and other occupants of the Shopping Center, their employees, agents, and concessionaires and the respective visitors and invitees of each; (vii) close all or any portion of the Shopping Center and in connection therewith, seal off all entrances to the Shopping Center or any portion thereof to such extent as may, in the sole opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public thereon; (viii) temporarily suspend any and all services, facilities and access by the public to all or any part of the Shopping Center on legal holidays or due to any event beyond the reasonable control of Landlord; and (ix) do and perform any other acts in and to said Common Areas as, in the exercise of good business judgment, Landlord shall deem advisable.

SECTION 6.3.  "LANDLORD'S OPERATING COSTS" DEFINED.

     The term "Landlord's Operating Costs" shall mean all costs and expenses incurred in a manner deemed by Landlord, in its reasonable business judgment, to be appropriate and for the best interest of the Shopping Center in connection with the operation, equipping, replacement, maintenance and repair of the Shopping Center (and all systems, structures and Common Areas related thereto), including, without limitation, the costs and expenses of: (i) lighting, cleaning, painting, paving and striping of the Shopping Center; (ii) removing snow, ice, garbage, trash and debris from the Shopping Center; (iii) operating, maintaining, repairing and replacing ducts, conduits and similar items, storm and sanitary drainage systems and other utility systems, security systems and/or programs, signs and markers, on and off site traffic regulation and control signs and devices; (iv) expanding, adding to or reconfiguring the Common Areas (or any portion thereof); (v) all insurance applicable to the Shopping Center with types, amounts, and deductibles determined by Landlord; (vi) exterior planting, replanting and replacing flowers, shrubbery, plants, trees, and other landscaping; (vii) complying with any environmental standards and complying with any other Laws; (viii) all repairs, equipping, operation, maintenance, replacement and improvements of or to the Shopping Center, including, without limitation, floors, ceilings, roofs, windows, and any other portions of the structure of the Shopping Center and all parking areas and structures, transportation equipment and systems and similar facilities, plus interest at the rate per annum equal to the lesser of: (a) two (2) percentage points above the average annual Prime Rate for the Operating Cost Year (hereinafter defined) in question; and (b) the maximum legal rate ("CAM Interest") on that portion, if any, of the cost of such repairs, replacements and improvements not previously included in Landlord's Operating Costs; (ix) the purchase, maintenance, repair and inspection of all machinery and equipment used in the operation or maintenance of the Shopping Center and all personal property taxes and other charges incurred in connection with such machinery and equipment, plus CAM Interest on the portion of the original cost of such machinery and equipment not previously included in Landlord's Operating Costs; (x) all license and permit fees and any and all parking surcharges that may result from any Laws; (xi) music program services and loudspeaker systems, whether rented or purchased;
(xii) personnel, including, without limitation, management, security and maintenance personnel employed in connection with the management, operation, maintenance and repair of the Shopping Center, and other personnel hired to direct traffic and the parking of automobiles in the parking areas, and all costs and expenses relating to the employment of such personnel, including, without limitation, the salaries, benefits, travel expenses relating to the operation and maintenance of the Shopping Center and insurance costs of such personnel, provided that Landlord shall make a reasonable allocation of the costs and expenses of any management and maintenance personnel that perform services for properties other than the Shopping Center amongst the properties (including the Shopping Center) for which such personnel perform services;
(xiii) the operation, management and maintenance of the Landlord's office in the Shopping Center; (xiv) all utility costs relating to the Common Areas; and (xv) Landlord's administrative costs and overhead costs in an amount, in the aggregate, equal to fifteen percent (15%) of the total of all other Landlord's Operating Costs. Landlord's Operating Costs shall not include, however: (a) depreciation; (b) costs of repairs and replacements to the extent that proceeds of insurance or condemnation awards are received therefor; (c) the cost of a "Capital Expenditure" as defined under the Internal Revenue Code Section 263 and the regulations prescribed thereunder, in effect as of the date of this Lease, unless such cost is amortized over the "useful life" of such Capital Expenditure, in which event Landlord's Operating Costs for each year included in the period selected by Landlord shall include the cost of such Capital Expenditure as amortized over such period, plus CAM Interest on the portion of such cost which has not been included in Landlord's Operating Costs in any year; (d) fines or penalties resulting from Landlord's breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any Law by any of the Landlord Related Parties; (e) the cost of any item or service to the extent of any direct reimbursement Landlord actually receives with respect thereto from Tenant or any other tenant or occupant of the Shopping Center (other than reimbursement Landlord receives through payment of a proportionate or other share of Landlord's Operating Costs); (f) the cost of building out leasable space in preparation for occupancy (excluding any portion of said cost that results from repairs, replacements or maintenance work that would otherwise have been performed or were otherwise required); (g) the amount of brokerage commissions paid by Landlord in connection with the leasing of space by Landlord in the Shopping Center; (h) principal and interest payments to service the debt under any mortgage secured by the Shopping Center; (i) lease rentals under any ground or underlying lease affecting the Shopping Center; (j) Taxes and Tax Rent; (k) the cost of construction of new gross leasable Floor Space and the cost of the construction of new Common Areas or reconfiguring of existing Common Areas in conjunction with the construction of such new gross leasable Floor Space; (l) promotional and similar fees; (m) management fees, provided such exclusion from Landlord's Operating Costs shall not effect the inclusion of (xii), (xiii) and (xv) as set forth above in Landlord's Operating Costs; (n) the cost of any item or service provided directly to another Satellite Store Space tenant for its exclusive benefit which is not available to Tenant or is available to Tenant only for an additional direct charge (in addition to Tenant's payment of Tenant's Proportionate Share of Landlord's Operating Costs); (o) any bad debt loss or rent loss suffered by Landlord (provided, however, that the foregoing shall not prevent Landlord from including in Landlord's Operating Costs the cost of rent loss insurance); and (p) the cost of any abatement work pursuant to Section 17.21, performed by Landlord ("Environmental Cleanup Work") at the Shopping Center shall be excluded from "Landlord's Operating Costs" for the purpose of this Lease unless such Environmental Cleanup Work is required in connection with improvements (the cost of which is includable under this Section 6.3 in Landlord's Operating Costs), maintenance, repair, or replacements at the Shopping Center which would be undertaken and performed by Landlord in the ordinary course regardless of the presence or absence of asbestos-containing materials; notwithstanding anything to the contrary contained in the immediately preceding sentence, Environmental Cleanup Work shall be done at Tenant's sole cost and expense under the circumstances set forth in Section 17.21 of this Lease.

SECTION 6.4.  TENANT'S PROPORTIONATE SHARE OF LANDLORD'S OPERATING COSTS.

     In and for each Lease Year or Partial Lease Year, Tenant shall pay Landlord, as additional rent, a proportionate share of Landlord's Operating Costs ("Tenant's Proportionate Share of Landlord's Operating Costs"), which shall be computed by multiplying the amount of Landlord's Operating Costs by a fraction, the numerator of which shall be the Floor Space of the Leased Premises and the denominator of which shall be the leasable Floor Space of the Shopping Center (which shall be measured using the same manner of calculation that is used to measure the Floor Space of the Leased Premises). Tenant's Proportionate Share of Landlord's Operating Costs shall otherwise be paid and adjusted in the same manner the Tax Rent is paid and adjusted pursuant to Section 5.8, but for Operating Cost Years (as hereinafter defined) or portions thereof, if the Term does not begin or end at the beginning or end of an Operating Cost Year. "Operating Cost Year" shall mean each twelve (12) month period established by Landlord (from time to time) as the Operating Cost Year at the Shopping Center. Notwithstanding anything in this Lease to the contrary, there will be no duplication in charges to the Tenant by reason of the provision in this Lease setting forth Tenant's obligation to reimburse Landlord for Landlord's Operating Costs or by reason of any other provision in this Lease.

                                  ARTICLE VII

                                   UTILITIES

SECTION 7.1.  UTILITY CHARGES.

     A. Tenant shall pay all rents and charges for water, sewer, electricity, gas, heat, steam, hot and/or chilled water, air-conditioning, ventilating, telephone service and other utilities supplied to the Leased Premises, however supplied (the "Utility Charges"), when the same become due. If any such utilities are not separately metered, then in addition to Tenant's payments of separately metered charges, Tenant shall pay to Landlord on, at Landlord's option, either the first day of each calendar month or within ten (10) days after receipt of a bill therefor, Tenant's proportionate share of such Utility Charges which shall be calculated as follows: the Utility Charges for such utilities plus Landlord's reasonable administrative costs shall be multiplied by a fraction, the numerator of which shall be the Floor Space of the Leased Premises and the denominator of which shall be the total Floor Space of tenants using such utilities. Landlord may, at any time, install submeters in connection with the utility services furnished to the Leased Premises and thereupon collect all or any part of the Utility Charges directly from Tenant provided that such Utility Charges shall not exceed the rates Tenant would be charged if billed directly by the local utility servicing the Shopping Center therefor for the same services. Landlord, in its sole discretion, shall have the right, at all times, to alter any and all utilities, and the equipment relating thereto, serving the Shopping Center or any portion thereof, provided such alteration by Landlord does not result in a diminution of the utility service to the Leased Premises. Tenant shall execute and deliver to Landlord without delay such documentation as may be required to effect such alteration.

     B. If Tenant shall require natural gas for the operation of Tenant's business in the Leased Premises, Tenant shall, at its own expense, arrange for such natural gas utility service from the local gas company in a manner approved by Landlord (which approval shall not be unreasonably withheld).

     C. Notwithstanding anything to the contrary contained herein, the Leased Premises are currently separately metered for gas, electric and water.

SECTION 7.2.  DISCONTINUANCES AND INTERRUPTIONS OF SERVICE.

     None of the Landlord Related Parties shall be liable to Tenant in damages or otherwise for the quality, quantity, failure, unavailability, discontinuance or disruption of any utility service (including any discontinuance pursuant to the immediately succeeding sentence) and the same shall not (i) constitute a termination of this Lease; (ii) an actual or constructive eviction of Tenant; or
(iii) entitle Tenant to an abatement of Rent or other charges (except as specifically set forth herein). Landlord also reserves the right to discontinue, without notice to Tenant, any heating, ventilation, air-conditioning or other utility services furnished by Landlord at any time if Tenant fails to pay timely any Utility Charges due under this Lease. Notwithstanding the foregoing, if such disruption or interruption of service is due solely to Landlord's negligence and said interruption of service shall continue for more than forty-eight (48) hours after notice thereof from Tenant to Landlord and prohibit Tenant from operating its business in the Leased Premises, Minimum Rent shall abate until the earlier of the date of restoration of service or the reopening of Tenant's business in the Leased Premises.

                                 ARTICLE VIII

                            INDEMNITY AND INSURANCE

SECTION 8.1.  INDEMNITY BY TENANT.

     Subject to the waiver of subrogation provisions contained in this Lease, except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of any of the Landlord Related Parties, Tenant shall indemnify, defend and hold the Landlord Related Parties harmless against and from all losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees, which may be imposed upon, incurred by, or asserted against any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use or occupancy or maintenance of the Leased Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following occurring during the Term: (i) any work or thing done in, on or about the Leased Premises or any part thereof by any of the Tenant Related Parties; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Leased Premises or any part thereof; (iii) any act or omission of Tenant or any of the Tenant Related Parties (but as to Tenant's invitees, only to the extent such act or omission occurs within the Leased Premises); (iv) any injury or damage to any person or property occurring in or on the Leased Premises or any part thereof; (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant, on its part, must comply or perform; or (vi) any Transfer (as defined in Section 15.1) or proposed Transfer. In case any action or proceeding is brought against any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval shall not be unreasonably withheld.

     Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of Tenant and/or the Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant and the Tenant Related Parties harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant and arising, directly or indirectly, out of or in connection with any of the following: (i) any work or thing done in, on or about the Common Areas or any part thereof by Landlord or any of the Landlord Related Parties; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Common Areas or any part thereof; (iii) any act or omission of Landlord or any of the Landlord Related Parties; and (iv) any injury or damage to any person or property occurring in, on or about the Common Areas or any part thereof; provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence of Landlord and/or the Landlord Related Parties.

     Tenant agrees to promptly notify Landlord in writing if any claim is made against Tenant as to which Landlord has agreed to indemnify and hold harmless Tenant pursuant to this Section 8.1 specifying the nature and details of the claim whereupon Landlord shall undertake to defend against such claim and to indemnify and hold Tenant harmless therefrom. Tenant agrees to cooperate with Landlord and its counsel in the defense of such claim and Tenant agrees not to settle such claim without Landlord's written consent. If Tenant fails to notify Landlord of such claim or cooperate in such defense as aforesaid, the indemnity set forth in this Section 8.1 shall be of no force and effect with respect to such claim but shall continue with respect to any other claims falling within the scope of this Section 8.1 and with respect to which Tenant notifies Landlord and cooperates as aforesaid.

SECTION 8.2.  LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS.

     Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of any of the Landlord Related Parties, none of the Landlord Related Parties shall be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant resulting from any accident or occurrence in, on or about the Leased Premises or any other part of the Shopping Center, including, without limitation, claims for loss, theft or damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, of any utility, improvement, system or structure in the Shopping Center; (iv) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Shopping Center or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by operations in the construction of any private, public or quasi-public work; or (v) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Shopping Center as Tenant is herein given the right to use, at Tenant's own risk.

SECTION 8.3.  TENANT'S INSURANCE.

     At all times commencing on and after the earlier of (i) the Possession Date, (ii) the Commencement Date, or (iii) the date Tenant enters the Leased Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

     A. Commercial General Liability Insurance with a broad form comprehensive general liability endorsement applicable to the Leased Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Five Million Dollars ($5,000,000) and containing a contractual liability endorsement.

     B. Plate glass insurance and all risks of physical loss insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Leased Premises, and all Leasehold Improvements installed in the Leased Premises. Notwithstanding the foregoing, Tenant may self-insure for damage to or breakage of any plate glass in the Leased Premises. If at any time this Lease is canceled or terminated by either party as herein permitted following any casualty loss which Tenant has self-insured in whole or in part (an "uninsured loss") and Landlord would have been entitled to receive and retain the insurance proceeds payable because of such casualty if the uninsured loss had been covered by insurance, then Tenant shall promptly pay to Landlord an amount equal to the insurance proceeds that would have been payable with respect to the uninsured loss if Tenant had carried insurance in the form and amount required by the terms of this Lease rather than self-insuring such loss.

     C.   Business interruption insurance covering periods of not less than one
(1) year in the following amounts: (i) for the first Lease Year an amount equal to one and one-half (1 1/2) times the Minimum Rent and (ii) for the succeeding Lease Years or Partial Lease Years, in amounts not less than the Rent and Tenant's other operating expenses for the preceding twelve (12) month period (the "Business Interruption Coverage"). Notwithstanding anything to the contrary contained herein, Tenant does not have to maintain the Business Interruption Coverage, provided that if Tenant does not maintain such Business Interruption Coverage, any loss or damage to Tenant which would have been covered by such Business Interruption Coverage shall be deemed for the purposes of Section 8.7, below, to be covered by and recoverable by Tenant under a valid and collectible policy of Insurance and Tenant shall be deemed to be self insuring with respect thereto.

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

     D. Whenever good business practice, in accordance with industry standards, indicates the need of additional insurance coverage or different types of insurance in connection with the Leased Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

SECTION 8.4.  TENANT'S CONTRACTOR'S INSURANCE.

     Before any alterations, additions, improvements or construction are undertaken, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Leased Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Shopping Center is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of the Tenant Improvements and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of One Million Dollars ($1,000,000); such limit may be accomplished by means of an umbrella policy.

SECTION 8.5.  POLICY REQUIREMENTS.

     Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to Sections 8.3 and 8.4 (all such insurance, as well as any other insurance carried by Tenant with regard to the Leased Premises, shall be referred to as "Tenant's Insurance") shall at all times be a company with at least a Best's rating of A-VII and each such company shall be licensed and qualified to do business in the State in which the Leased Premises is located. The form of such Tenant's Insurance shall be subject to Landlord's approval (which approval shall not be unreasonably withheld). Tenant's Insurance may be carried under a blanket policy covering the Leased Premises and any other of Tenant's locations. All policies evidencing Tenant's Insurance (other than any worker's compensation insurance) shall (i) specify Tenant and "owner(s) and its (or their) principals, beneficiaries, partners, officers, directors, employees, agents and Mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds, pursuant to the form of additional insured endorsement providing the broadest possible coverage for the additional insured, and (ii) contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of the term of any such insurance coverage, a certificate of insurance of all policies evidencing Tenant's Insurance. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease, at law or in equity. If Tenant fails to perform its obligations under this Article VIII, then Landlord may, but shall not be required to, perform any such obligations on behalf of Tenant and add the cost of the same as additional rent, payable on demand.

SECTION 8.6.  INCREASE IN INSURANCE PREMIUMS.

     Neither Tenant nor any of the other Tenant Related Parties shall do or fail to do anything which will (i) violate the terms of or increase the rate of, any of Landlord's or any other tenant or occupant's insurance policies; (ii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee; or (iii) contravene the rules, regulations and recommendations of Landlord's insurance companies, the Fire Insurance Rating Organization or any similar body having jurisdiction over the Leased Premises or the National Board of Fire Underwriters or any similar body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions. In the event of the occurrence of any of the events set forth in this Section 8.6, Tenant shall pay Landlord upon demand, as additional rent, the cost of the amount of any increase in any such insurance premium.

SECTION 8.7.  WAIVER OF RIGHT OF RECOVERY.

     Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other and their respective Related Parties for any loss or damage that may occur to Landlord or Tenant or any party claiming by through or under Landlord or Tenant, as the case may be, their respective property, the Shopping Center or the Leased Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective Related Parties, which loss or damage is covered by valid and collectible policies of insurance, to the extent that such loss or damage is recoverable under such insurance policies. All

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

insurance policies carried by either party with respect to the Shopping Center or the Leased Premises, whether or not required to be carried by this Lease and if such policies can be so written and either do not result in additional premium or the other party agrees to pay upon demand any resulting additional premium, shall permit the waiving of any right of recovery on the part of the insured against the other party for any loss or damage to the extent such rights have been waived by the insured prior to the occurrence of such loss or damage. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Section 8.3 of this Lease or Tenant fails to carry any insurance required to be carried by Tenant pursuant to Section 8.3 of this Lease, then all loss or damage to Tenant, its business, its property, the Leased Premises or any additions or improvements thereto or contents thereof that would have been covered by such insurance had Tenant maintained it shall, for purposes of the waiver set forth in this Section 8.7, be deemed covered and recoverable by Tenant under valid and collectible policies of insurance.

SECTION 8.8.  LANDLORD'S INSURANCE.

     Landlord carries and maintains Commercial General Liability Insurance with a broad form comprehensive general liability endorsement applicable to the Shopping Center on an occurrence basis, a minimum combined single limit of One Million Dollars ($1,000,000.00) and containing a contractual liability endorsement.

                                  ARTICLE IX

                                 CONSTRUCTION

SECTION 9.1.  CONDITION OF LEASED PREMISES.

     By taking possession of the Leased Premises, Tenant is deemed to have (i) inspected the Leased Premises; (ii) accepted the Leased Premises "AS IS" with no representation or warranty by or on behalf of Landlord as to the condition or suitability of the Leased Premises or of the Shopping Center for Tenant's proposed improvements thereto or use thereof; and (iii) agreed that Landlord has no obligation to improve or repair the Leased Premises or the Shopping Center unless said obligation is specifically set forth in this Lease.

SECTION 9.2.  TENANT IMPROVEMENTS.

     A. Any and all improvements to and remodeling of the Leased Premises required pursuant to this Lease or otherwise (the "Tenant Improvements") including, without limitation, the initial Tenant Improvements (hereinafter defined), shall be performed by (i) Tenant at Tenant's sole cost and expense,
(ii) in accordance with applicable Laws and in accordance with plans and specifications approved by Landlord and the terms of this Lease (including, without limitation, Exhibit B), (iii) in a first-class workmanlike manner with first-class materials, (iv) by duly qualified or licensed persons, and (v) without interference with the operation of Landlord or other occupants of the Shopping Center. Upon receipt of Landlord's written approval of such plans and specifications, Tenant shall promptly commence and diligently pursue to completion the construction of the initial Tenant Improvements by the Commencement Date. If Tenant shall enter the Leased Premises prior to the Commencement Date, then Tenant shall perform all duties and obligations imposed by this Lease including, without limitation, the obligation to pay all Utility Charges, but excepting its obligation to pay Minimum Rent, Tax Rent and Tenant's Proportionate Share of Landlord's Operating Costs, all of which shall accrue from and after the Commencement Date.

     B. The initial Tenant Improvements shall mean and include, without limitation, all improvements, remodeling and redecorating required by Landlord in connection with Tenant's initial occupancy of the Leased Premises, which shall include, as applicable, all required demolition, and the removal of all debris, the furnishing and installation of new partition and ceiling framing, and any necessary floor filling and leveling, new wall, floor and ceiling treatments and finishes, new lighting systems and electrical outlets, new internally illuminated signage including one (1) sign at the storefront, one (1) sign at the rear of the Leased Premises, and one (1) sign each on the Freeway pylon sign and the Kingston Pike pylon sign (such signs are subject to Landlord's approval and all applicable Laws) and new store displays, equipment and interior fixturing and furnishing all in accordance with Landlord's specifications, set forth in Exhibit B, together with all necessary modifications to the existing storefront and entrance doors, and the mechanical, plumbing, and electrical systems, fire protection systems and HVAC systems within the Leased Premises and providing service to the Leased Premises, as required by all applicable Laws or necessary to accommodate the initial Tenant Improvements.

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

          Subject to any applicable Law, in the event of a direct conflict between the final plans and specifications for the initial Tenant Improvements, as finally approved by Landlord, and the construction provisions contained in this Lease (including, without limitation, Exhibit B), the final Landlord approved plans and specifications shall control Tenant's construction of the initial Tenant Improvements and shall supersede any directly inconsistent construction provisions contained in this Lease (including, without limitation, Exhibit B), but only to the extent the approved plans and specifications deal with an item specifically.

          Subject to the last sentence of this paragraph, prior to the Possession Date, Landlord shall perform all work at its sole cost and expense necessary to put the HVAC system in the Leased Premises in working order and condition (the "HVAC Work"). From and after the Possession Date and continuing through the remainder of the Term, any and all servicing, maintenance, repair and replacement of the HVAC system in the Leased Premises (including, without limitation, any modifications to such HVAC system required to cause such HVAC system to comply with applicable Laws or required as a result of Tenant's initial Tenant Improvements) shall be the sole responsibility of Tenant and shall be at Tenant's sole cost and expense.

SECTION 9.3.  SCHEDULE OF PLAN SUBMISSION FOR INITIAL TENANT IMPROVEMENTS.

     A. Not later than seven (7) days after the date of this Lease, Tenant shall notify Landlord of the identity and mailing address of the licensed architect engaged by Tenant for the preparation of plans for the initial Tenant Improvements and Landlord agrees to accept such licensed architect as Tenant's authorized agent.

     B. Not later than twenty (20) days after the date of this Lease, Tenant, at Tenant's expense, shall cause Tenant's architect to prepare and deliver to Landlord for Landlord's approval one (1) set each of prints and reproducibles of preliminary plans illustrating Tenant's design concept.

     C. Landlord agrees to review Tenant's preliminary plans and specifications within ten (10) business days after receipt thereof and notify Tenant to the matters, if any, in which said preliminary plans fail to conform to Landlord's construction requirements or otherwise fail to meet with Landlord's approval (which approval shall not be unreasonably withheld).

     D. Not later than twenty (20) days after receipt of Landlord's response to Tenant's preliminary plans, Tenant, at Tenant's expense, shall cause Tenant's architect to prepare and deliver to Landlord for Landlord's approval one (1) set of final plans and specifications for the initial Tenant Improvements plus one
(1) reproducible set.

     E. Landlord agrees to review Tenant's final plans and specifications within ten (10) business days after receipt thereof and notify Tenant of the matters, if any, in which said final plans fail to conform to Landlord's construction requirements or otherwise fail to meet with Landlord's approval (which approval shall not be unreasonably withheld). Tenant shall cause said final plans to be revised in such manner as to comply with Landlord's requirements within ten (10) days after Landlord's notice to Tenant and Tenant shall submit revised plans for Landlord's approval. When Landlord has approved Tenant's final plans or revised plans, as the case may be, Landlord shall initial and return one (1) set of approved plans to Tenant showing the date of Landlord's approval. Tenant shall not commence the work within the Leased Premises until Landlord has approved Tenant's final plans, unless Landlord's prior approval has been obtained in writing. Notwithstanding anything to the contrary contained herein, Landlord's approval of any plans and specifications submitted by Tenant pursuant to this Section 9.3 or otherwise is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and the Tenant Improvements shown thereon comply with applicable Laws or that the same are structurally sound and Tenant shall be solely responsible for causing such compliance and for the quality and structural integrity of any Tenant Improvements and Tenant acknowledges that it is not relying on any of the Landlord Related Parties for the same.

     F. Notwithstanding anything contained in this Lease to the contrary, Tenant is required to complete the initial Tenant Improvements on or before the date Tenant opens for business in the Leased Premises and Tenant is required to open for business to the public in the Leased Premises on or before the Commencement Date.

SECTION 9.4.  SECURITY FOR TENANT'S WORK.

     Before commencing any Tenant Improvements within the Leased Premises (other than the initial Tenant Improvements), Tenant shall supply financial security acceptable to Landlord (in its reasonable business judgment), guaranteeing and securing the completion of and payment for the Tenant Improvements, if the same is required by Landlord. Notwithstanding the foregoing, so long as the Tenant under this Lease is Hubney Fitness Corporation, a Delaware corporation, Tenant shall not be required to comply with this Section 9.4.


SECTION 9.5.  OWNERSHIP OF IMPROVEMENTS.

     All present and future alterations, additions or improvements made in, on or to the Leased Premises, by either party, including, without limitation, all equipment (other than trade fixtures) and non-trade fixtures, light fixtures, roof-top air-conditioning units, pipes, ducts, conduits, plumbing, wiring, paneling, partitions, mezzanines, floors, floor and wall coverings, and similar items (the "Leasehold Improvements") shall be deemed the property of Landlord and unless Landlord directs otherwise, shall remain upon and be surrendered with the Leased Premises as part thereof in good order, condition and repair, ordinary wear and tear excepted, upon Tenant's vacation or abandonment of the Leased Premises. If Landlord directs, Tenant shall remove all or a portion of the Leasehold Improvements in the Leased Premises on or immediately prior to the Termination Date or the termination of Tenant's right to possession and shall restore the Leased Premises to the same condition as existed prior to the installation of such property. All movable goods, inventory, furniture, trade fixtures and other movable personal property belonging to Tenant which are installed or stored in the Leased Premises by Tenant and are not permanently affixed to the Leased Premises, and all trade equipment and trade fixtures, whether or not affixed to the Leased Premises shall remain Tenant's property ("Tenant's Property") and shall be removed by Tenant on or prior to the Termination Date (or the termination of Tenant's right to possession of the Leased Premises, whichever is applicable) provided that Tenant shall immediately repair any damage to the Leased Premises caused by the removal of any of Tenant's Property and restore the Leased Premises to the same condition as existed prior to the installation of such property.

     Tenant hereby grants Landlord a security interest in Tenant's Property, and all of the proceeds thereof, to secure the performance of all of Tenant's obligations under this Lease. Upon Tenant's default under this Lease, Landlord shall have all remedies available under this Lease and the Uniform Commercial Code enacted in the state in which the Leased Premises is located. At Landlord's request Tenant shall execute and deliver, from time to time, financing statements for the purpose of perfecting and maintaining the priority of the security interest granted to Landlord under this Section 9.5. The lien granted by this Section 9.5 shall be in addition to any Landlord's lien that may now or at any time hereafter be provided by law.

     Notwithstanding the foregoing, provided Tenant is not in default hereunder, Landlord agrees to subordinate its security interest as described in this
Section 9.5 to Tenant's lenders ("Lender"), if any, requiring a priority position under the following circumstances:

     (a) Lender is financing Tenant's purchase of the equipment or inventory in which Landlord is subordinating its security interest (the "Equipment");

     (b) that Tenant shall furnish Landlord with a complete schedule of the Equipment financed pursuant to the terms hereof, which schedule shall be updated in the event of any changes;

     (c) that Tenant shall be prohibited from financing any non-moveable fixture or permanent improvement to the leasehold;

     (d) that Tenant shall cause any and all Lenders to give Landlord notice of any public or private sale by such Lender of Tenant's Equipment;

     (e) that no public or private sale by any Lender shall be held on the Leased Premises; and

     (f) Lender can enter the Leased Premises for purpose of removal of the Equipment only if:

          (1)  permitted by the agreement between Lender and Tenant, and

          (2) Lender agrees to restore or repair all damage to the Leased Premises caused by such removal, and

          (3) Lender gives Landlord notice in the event that any of Tenant's moveable trade fixtures or Equipment are removed from the Leased Premises, and

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

          (4) Lender indemnifies Landlord for any claim, liability or expense (including reasonable attorney's fees) arising out of or in connection with Lender's removal of the Equipment and Lender's entry and activities upon the Leased Premises.

     (g) Landlord's subordination shall not be effective unless and until a separate agreement is entered into between Lender and Landlord respecting the foregoing items.

     The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

SECTION 9.6.  MECHANIC'S LIENS.

     No mechanic's or other lien shall be allowed against the Shopping Center or the estate of Landlord. If any mechanic's or other lien shall at any time be filed against the Leased Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant or anyone claiming by, through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within twenty (20) days after notice of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, by paying the amount claimed to be due without inquiring as to the validity of any such lien, and the amount so paid by Landlord, including attorneys' fees incurred by Landlord in connection therewith, shall be due and payable by Tenant to Landlord upon demand as additional rent.

SECTION 9.7.  RECAPTURE OF CONSTRUCTION COSTS.

     To the extent Tenant constructs the initial Tenant Improvements in the Leased Premises in accordance with the plans and specifications approved by Landlord and in accordance with Exhibit B (attached hereto and made a part hereof) and provided Tenant has furnished Landlord with the following documents in a form and substance acceptable to Landlord: (i) a certificate of occupancy,
(ii) proof of completion of construction in accordance with the plans and specifications approved by Landlord, (iii) paid bills, and (iv) Tenant's affidavit, original notarized final lien waivers and sworn statements/affidavits from all contractors, subcontractors, materialmen, and all others performing work in the Leased Premises in accordance with the statutory and local requirements of the jurisdiction in which the Shopping Center is located, Landlord shall reimburse Tenant in an amount (the "Construction Allowance") equal to One Hundred Fifty-Eight Thousand Dollars ($158,000.00).

     A. Landlord shall reimburse Tenant a portion of the total Construction Allowance equal to Eighty Thousand Dollars ($80,000.00) (the "Cash Reimbursement") in accordance with the provisions of this Section 9.7. Landlord shall reimburse Tenant said Cash Reimbursement within forty-five (45) days after the latest to occur of (a) the date Tenant has completed the initial Tenant Improvements in the Leased Premises, (b) the date Tenant has opened for business in the Leased Premises, and (c) the date Tenant has provided Landlord with copies of the documents referred to in clauses (i) through (iv) of the first paragraph of this Section 9.7.

     B. Provided that Tenant has fulfilled all of the conditions necessary to receive the Cash Reimbursement in accordance with subparagraph (A) of this
Section 9.7, Tenant may reduce amounts due and owing under this Lease as Minimum Rent until it has recaptured an amount equal to Seventy-Eight Thousand Dollars ($78,000.00) (the "Construction Credit"). Tenant shall recapture such Construction Credit by applying the same as a credit against each installment of Minimum Rent as the same becomes due hereunder until it has recaptured an aggregate amount equal to the Construction Credit.

          Nothing contained herein shall be deemed to obligate Landlord to pay Tenant any portion of the Cash Reimbursement or grant to Tenant any portion of the Construction Credit with respect to the cost of any initial Tenant Improvements which may not have been completed in accordance with the plans and specifications approved by Landlord and Exhibit B.

          Notwithstanding anything to the contrary contained herein, in no event shall Landlord reimburse Tenant said Cash Reimbursement prior to the execution of this Lease by both Landlord and Tenant. In the event Tenant is unable to recapture the full amount set forth above, Tenant shall have no further right to recapture nor any right or claim against Landlord for any unrecapturable amount. Notwithstanding anything to the contrary contained herein, at any time prior to the date that the entire amount of the Construction Credit has been recaptured pursuant to subparagraph B of this Section 9.7, Landlord may elect, in its sole discretion, to make a cash payment to Tenant (the "Allowance Payment") in lieu of all or any portion of the Construction Credit not yet applied by Tenant as a credit against Minimum

Rent pursuant to subparagraph B of this Section 9.7 (such portion of the Construction Credit shall be referred to herein as the "Subject Portion"), and such Allowance Payment shall be in an amount equal to the amount of such Subject Portion discounted to present value using a discount rate equal to two (2) percentage points above the rate of interest then most recently publicly announced by American National Bank and Trust Company of Chicago as its "prime rate" or "base rate," as the case may be. If Landlord makes such an Allowance Payment to Tenant in accordance with the foregoing, Tenant shall have no further rights to apply any portion of the Subject Portion as a credit against Minimum Rent pursuant to this Section 9.7. Notwithstanding anything to the contrary contained herein, all documents which Tenant submits to Landlord under clause
(v) in the first grammatical paragraph of this Section 9.7 must be notarized originals. All documents required to be submitted to Landlord under this Section
9.7 shall be mailed to: Urban Retail Properties Co., 900 North Michigan Avenue, 13/th/ Floor, Chicago, Illinois 60611-1582, Attention: Tenant Coordination.

          Notwithstanding anything contained herein to the contrary, Landlord and Tenant agree that Landlord shall not be required to disburse any portion of the Construction Allowance during the pendency of an Unmatured Default (as hereinafter defined). If the Unmatured Default is subsequently cured by Tenant within the applicable cure period, Tenant shall be entitled to such disbursement, provided all other conditions to such disbursement as set forth in this Section 9.7 are fulfilled by Tenant. For purposes of this Lease, an "Unmatured Default" shall be deemed to be a breach of this Lease which with the delivery of notice and/or the passage of a cure period (whichever is applicable) and the failure of Tenant to cure such breach within the applicable time period shall be deemed to be a default of this Lease pursuant to the terms and conditions hereof.

                                   ARTICLE X

            REPAIRS, MAINTENANCE, LANDLORD'S ACCESS AND ALTERATIONS

SECTION 10.1.  REPAIRS BY LANDLORD.

     Subject to the terms and conditions set forth in Articles XI, XII and Sections 4.6 and 17.16, Landlord shall make, or cause to be made all necessary repairs (structural or otherwise) to the Common Areas (excluding, however, any areas any tenant or any other occupant of the Shopping Center is obligated to repair), provided Landlord has actual knowledge of the necessity for such repair.

     Provided Tenant is not in default under the Lease, Landlord shall make or cause to be made, necessary structural repairs to the Leased Premises, including the exterior walls, roof, structural floor and foundations of the Leased Premises (collectively, "Structural Repairs"), provided Landlord has received from Tenant written notice of the necessity for such Structural Repairs (except that the foregoing does not in any way relieve Tenant from any responsibility to pay its prorata share of Landlord's Operating Costs as provided in this Lease), except to the extent that such Structural Repairs are (a) to the storefront of the Leased Premises, (b) necessitated by any act or omission of Tenant, or Tenant's agents, employees, or contractors, (c) necessitated by reason of Tenant's specific use of the Leased Premises or the particular configuration of the Leasehold Improvements within the Leased Premises, (d) necessitated by any improvement, alteration, change or addition to the Leased Premises performed by or at the direction of Tenant, (e) to any improvement, alteration, change or addition to the Leased Premises performed by or at the direction of Tenant, or
(f) required of Tenant in its capacity as an employer, in any of which cases, such Structural Repairs shall be performed at Tenant's sole cost and expense and, at Landlord's option, shall be performed by Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall maintain, repair and replace the following elements of the storefront during the Term of the Lease, storefront glazing system consisting of glass, mullions, doors, frames and hardware and other non-structural vertical construction and finishes occurring at the storefront lease line of the Leased Premises.

SECTION 10.2.  ALTERATIONS, REPAIRS, MAINTENANCE AND DISPLAYS BY TENANT.

     A. Any alterations or improvements made by Tenant in or to the Leased Premises or any part thereof shall (i) be subject to Landlord's prior written approval thereof (which approval shall not be unreasonably withheld), and (ii) performed in accordance with the provisions of Article IX. Tenant shall, at its sole expense, cause plans and specifications therefor to be prepared by an architect or other duly qualified person for Landlord's approval. In addition, Tenant shall not paint or decorate any part of the exterior of the Leased Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord's written approval.

          Notwithstanding the provisions contained in this Section 10.2 and provided Tenant is not in default under this Lease, Tenant shall have the right to make non-structural interior alterations to the Leased Premises without obtaining Landlord's prior written consent provided that such interior alterations shall be completed in a good and workmanlike manner in accordance with Landlord's design criteria for the Shopping Center and are consistent with the plans and specifications for the Leased Premises originally approved by Landlord.

     B. Tenant shall at all times during the Term, from and after the Possession Date, at its own cost and expense, maintain the Leased Premises in good order, condition and repair and make all necessary replacements and repairs to the Leased Premises (other than any repairs required to be made by Landlord pursuant to Sections 10.1, 11.2 or 12.1). Tenant's obligations shall include, without limitation, repairing, maintaining, and making replacements to items such as the following, but only to the extent the same are located within or exclusively serving the Leased Premises: floors (other than structural floors); walls (other than the exterior face or service corridor walls); ceilings; utility meters; pipes and conduits exclusively serving and located in the Leased Premises (but excluding such facilities located outside the Leased Premises unless the same exclusively serve the Leased Premises); fixtures; any loading dock servicing the Leased Premises (including any mechanical systems pertinent to the drainage thereof); subject to Section 4.6, electrical, plumbing, heating, ventilating and air-conditioning equipment and systems (whether such electrical, plumbing, heating, ventilating and air-conditioning equipment and systems are located inside the Leased Premises or on the roof of the Shopping Center) which are installed by Tenant or which exclusively serve the Leased Premises; sprinkler equipment, fire protection equipment and other equipment within the Leased Premises; the storefront(s); security systems within the Leased Premises; locks and closing devices; window sashes, casements and frames; glass; and doors and door frames.

          Tenant shall, as part of its maintenance and repair obligations hereunder, enter into a service contract with a local, approved contractor for service, maintenance and repair of all heating, ventilation and air conditioning equipment servicing the Leased Premises, which shall provide for servicing by such contractor no less often than quarterly. A copy of such contract shall be delivered to Landlord annually.

     C. Tenant shall initiate and carry out a program of regular maintenance and repair of the Leased Premises, including the painting or refinishing of all areas of the interior and the store front of the Leased Premises, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. After the first five (5) years of the Term, Tenant shall, at its expense, refurbish the Leased Premises to the extent necessary so that the furnishings, floor covering, wall covering, fixtures, equipment and surfaces visible to customers in the interior of the Leased Premises and the exterior of the Leased Premises (including the storefront and storefront sign) shall be neat, presentable and attractive. Tenant shall not be required, pursuant to this Section 10.2(C) to reconstruct the Leased Premises nor to reconstruct the storefront of the Leased Premises. Tenant shall submit plans and specifications to Landlord for its approval covering said refurbishing within thirty (30) days after Landlord's aforesaid request and Tenant agrees to make such changes thereto as Landlord may request (acting reasonably). Tenant shall remain open for business during the refurbishing and shall complete the refurbishing within ninety (90) days after Landlord has approved said plans and specifications. Tenant shall not be required to refurbish under this Section more than once every five (5) years.

SECTION 10.3.  INSPECTIONS AND ACCESS BY LANDLORD.

     Tenant shall permit Landlord, its agents, employees and contractors to enter all parts of the Leased Premises during the Normal Mall Hours (and in emergencies at any time) to inspect or exhibit the same or to make any repairs or alterations thereto as Landlord may see fit, provided that Landlord agrees to use its reasonable efforts not to unreasonably disturb Tenant's conduct of business in the Leased Premises.


                                  ARTICLE XI

                                   CASUALTY

SECTION 11.1.  RIGHT TO TERMINATE.

     A. In the event of a fire or other casualty ("Casualty"), if (i) the buildings (taken in the aggregate) in the Shopping Center shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof; or (ii) the proceeds of Landlord's insurance recovered or recoverable as a result of a Casualty and retained by Landlord shall be insufficient to pay fully for the cost of replacement of the Leased Premises or the building or buildings damaged; or (iii) the Leased Premises or the building in which the Leased Premises is located shall be damaged as a result of any cause which is not covered by Landlord's insurance; or (iv) the Leased Premises shall be damaged in whole or in part during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term; or (v) either or both of the Leased Premises or the building in which the Leased Premises is located shall be damaged to the extent of twenty-five percent (25%) or more of the cost of replacement thereof; or (vi) the Shopping Center is damaged to such extent that in the

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

sole judgment of Landlord, it cannot be operated as an economically viable unit; then, in any such event, Landlord may terminate this Lease by notice given to Tenant within one hundred eighty (180) days after the settlement of the loss resulting from the Casualty between Landlord and Landlord's insurer(s) (or within one hundred eighty [180] days after the determination by Landlord's insurers that such loss was not covered by Landlord's insurance, if applicable). If Landlord terminates this Lease as aforesaid, then the Termination Date shall be the date set forth in the notice to Tenant, which date shall not be less than thirty (30) days after the date of said notice. The "cost of replacement" shall be determined by the company or companies selected by Landlord's insurers, or if there shall be no such determination, by a person selected by Landlord qualified to determine such "cost of replacement." Landlord agrees that whenever in this
Section 11.1(A) it has the right to cancel Tenant's Lease it will not do so unless it shall likewise endeavor to cancel the leases of other Satellite Store Space tenants similarly situated in Tenant's building whose leases grant Landlord such a right to cancel.

          In the event of a Casualty affecting the Leased Premises, Tenant shall have the right to terminate this Lease if (a) the Leased Premises shall be damaged in whole or in part, during the last twenty-four (24) months of the Term and the cost to repair or restore the Leased Premises exceeds ten percent (10%) of the cost of replacement thereof, (b) Landlord fails to begin any restoration work it is obligated to perform on the Leased Premises within six (6) months after the date of the Casualty or (c) Landlord begins to restore the Leased Premises, if it is required to do so, within such six (6) month period but fails to complete such work within one (1) year from the date of the Casualty. Tenant's right to terminate this Lease under this Section 11.1(A) shall be exercised by giving Landlord written notice of such exercise within thirty (30) days after the date of the Casualty in the case of clause (a) above and within thirty (30) days after the end of the six (6) month period and one (1) year period, respectively, in the case of clauses (b) and (c) above, and the effective date of the termination shall be the date that is thirty (30) days after the date Landlord receives the applicable notice.

          In the event of a Casualty in which other portions of the Common Areas or any of the buildings located in the Shopping Center (exclusive of the Leased Premises) are rendered unusable, Landlord shall have the right, but not the obligation, to restore and/or replace any other buildings (other than the Leased Premises) and other parts of the Common Areas (other than the drives for ingress and egress and the parking areas described in Section 11.1) that were damaged or destroyed as a result of such casualty, with such changes or modifications thereof as Landlord shall desire provided that such changes or modifications shall not materially diminish the character of the Shopping Center as a commercial shopping center.

     B. If the Casualty shall render the Leased Premises untenantable, in whole or in part, and provided that the Casualty or the occurrence causing the untenantability of the Leased Premises is not caused by or primarily attributable to Tenant or Tenant Related Parties, all Rent shall abate proportionately during the period of such untenantability on the basis of the ratio which the amount of Floor Space of the Leased Premises rendered untenantable bears to the total Floor Space of the Leased Premises. Such abatement of Rent shall terminate on the earlier of (i) the date any repair and restoration work is substantially completed by Landlord pursuant to its obligations, if any, under Section 11.2, or thirty (30) days after such date in the event Tenant is required to perform repair work pursuant to Section 11.3, or
(ii) the date Tenant reopens for business in the portion of the Leased Premises previously rendered untenantable. Notwithstanding anything to the contrary contained herein, in the event as a result of a Casualty only a portion of the Leased Premises is damaged which results in Tenant being unable to operate its business within that portion of the Leased Premises not so damaged or destroyed, the Leased Premises shall be deemed to be completely untenantable for purposes of this Section 11.1(B). Except to the extent specifically set forth in this
Section 11.1, neither the Rent nor any other obligations of Tenant under this Lease shall be affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under law or by statute.

SECTION 11.2.  LANDLORD'S DUTY TO RECONSTRUCT.

     Provided this Lease is not terminated pursuant to Section 11.1 or any other provision of this Lease, and subject to Landlord's ability to obtain the necessary permits therefor and the availability of insurance proceeds, Landlord shall repair or reconstruct or demolish and rebuild the Leased Premises to a substantially similar condition as existed prior to the Casualty. Notwithstanding anything to the contrary contained herein, in no event shall any of the Landlord Related Parties be liable for interruption of Tenant's business or for damage to or repair of any of those items which Tenant is required to insure, including all Tenant's Property and Leasehold Improvements.

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

SECTION 11.3.  TENANT'S DUTY TO RECONSTRUCT.

     Provided this Lease is not terminated pursuant to any provision of this Lease, Tenant shall promptly commence and diligently pursue to completion the repair and refixturing of the Leased Premises to a substantially similar condition as existed prior to the Casualty, and otherwise in accordance with the terms and conditions of this Lease. Tenant shall reopen for business in the Leased Premises as soon as practicable after the occurrence of the Casualty.

SECTION 11.4.  INSURANCE PROCEEDS.

     All proceeds of insurance carried by Tenant covering the Leasehold Improvements and Tenant's Property shall belong to and be payable to Tenant. If this Lease is terminated by Landlord or Tenant pursuant to Section 11.1 of this Lease, or if this Lease is terminated pursuant to any other Section hereof, or if Tenant does not repair, redecorate and refixture the Leased Premises pursuant to Section 11.3 of this Lease, the proceeds covering the Leasehold Improvements shall belong to and be payable to Landlord and any such proceeds received by Tenant shall be paid by Tenant to Landlord.

     Should this Lease be terminated as a result of a Casualty and to the extent Landlord receives insurance proceeds specifically allocated to the permanent Leasehold Improvements installed in the Leased Premises by or at the direction of Tenant ("Allocated Insurance Proceeds"), Landlord shall pay Tenant an amount equal to the lesser of: (a) the Allocated Insurance Proceeds and (b) an amount equal to the portion of the cost actually incurred by Tenant (excluding any portion of such cost paid by or on behalf of Landlord either directly or indirectly as reimbursement to Tenant in cash or a credit against Rent or otherwise) for its permanent Leasehold Improvements as reported to Landlord (accompanied by supporting bills, invoices, paid receipts or other evidence of the cost of such improvements reasonably acceptable to Landlord) calculated by dividing such cost by the number of Lease Years (including a fractional amount representing any Partial Lease Year[s]) in the initial Term of this Lease and multiplying the resulting quotient by the number of Lease Years (including a fractional amount representing any Partial Lease Year[s]) remaining in the initial Term of this Lease as of the effective date of the cancellation (the "Unamortized Improvement Cost").

                                  ARTICLE XII

                                 CONDEMNATION

SECTION 12.1.  TAKING OF LEASED PREMISES.

     A. If any portion of the Leased Premises (or any portion of the Common Area of the Shopping Center that would materially adversely affect access to or parking for the Leased Premises) shall be taken under the power of eminent domain by any public or quasi-public authority (a "taking"), either party shall have the right to terminate this Lease as of the date physical possession of the property taken is delivered to the condemning authority (hereinafter referred to as the "effective date of the taking") by giving notice to the other party of such election within thirty (30) days after the effective date of the taking.

     B. If there is a taking of a portion of the Leased Premises and this Lease shall not be terminated pursuant to Section 12.1(A), then (i) as of the effective date of the taking, this Lease shall terminate only with respect to the portion taken; (ii) after the effective date of the taking and during the balance of the Term, the Minimum Rent shall be reduced by multiplying the same by a fraction, the numerator of which shall be the Floor Space not so taken and the denominator of which shall be the Floor Space of the Leased Premises immediately prior to the taking; (iii) as soon as reasonably possible after the effective date of the taking, Landlord shall, at its expense and to the extent feasible, restore the remaining portion of the Leased Premises to a complete unit; provided, however, that Landlord shall not be required to expend more on such alteration or restoration work than an amount equal to the net proceeds of the condemnation award actually received and retained by Landlord which is allocable to the Leased Premises.

SECTION 12.2.  TAKING OF SHOPPING CENTER.

     If there is a taking of twenty-five percent (25%) or more of the leasable Floor Space within the Shopping Center or if there is a taking of any portion of the Shopping Center so as to render, in Landlord's judgment, the remainder unsuitable for use as a shopping center, regardless in either case as to whether or not there is a taking of the Leased Premises, Landlord shall have the right to terminate this Lease upon thirty (30) days' written notice to Tenant.

SECTION 12.3.  CONDEMNATION AWARD.

     All compensation awarded for any taking of the Leased Premises (including, without limitation, the Leasehold Improvements) or the Shopping Center or any interest in either shall belong to and be the property of the Landlord, provided, however, Tenant retains the right to claim and receive in any such condemnation proceeding (a) its relocation costs attributable to the relocation of its business; (b) a claim for lost good will; and (c) the Unamortized Improvement Cost calculated as set forth in Section 11.4 as of the effective date of the taking. Tenant waives any claim for the "Bonus Rent" value (i.e., the value of Tenant's leasehold interest) in any such condemnation.

                                 ARTICLE XIII

                                MARKETING FUND

SECTION 13.1.  MARKETING FUND.

     Landlord may establish, or has established, a Marketing Fund (the "Fund") for the purpose of promoting the Shopping Center, but Tenant shall not be required to participate in such fund.

SECTION 13.2.  TENANT'S CONTRIBUTION TO MARKETING FUND.

     INTENTIONALLY OMITTED.


SECTION 13.3.  TENANT'S ADVERTISING.

     INTENTIONALLY OMITTED.

                                  ARTICLE XIV

                         SUBORDINATION AND ATTORNMENT

SECTION 14.1.  SUBORDINATION.

     Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of: (i) all present and future ground or underlying leases involving all or any part of the Shopping Center; or (ii) any mortgage, deed of trust or other security instrument now or hereafter affecting the Leased Premises or the Shopping Center; or (iii) all renewals, modifications, replacements, consolidations and extensions of or participations in those transactions evidenced by documents referred to in (i) and (ii) above, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other instrument being referred to as a "Mortgage" and the person or persons having the benefit of same being referred to as a "Mortgagee"). Tenant's acknowledgment and agreement of subordination provided for in this Section 14.1 is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as may be requested, from time to time, by Landlord.

SECTION 14.2.  MORTGAGEE'S UNILATERAL SUBORDINATION.

     If and as a Mortgagee shall so elect, this Lease and Tenant's rights hereunder shall be superior and prior in right to its Mortgage, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

SECTION 14.3.  ATTORNMENT.

     If any person shall succeed to all or part of Landlord's interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest, provided such purchaser or transferee agrees in writing to be bound by all the terms of this Lease.

SECTION 14.4.  QUIET ENJOYMENT.

     Landlord covenants that it has full right, power and authority to make this Lease and that Tenant, on paying all of the Rent and performing all of Tenant's other obligations in this Lease, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by any person lawfully claiming by, through or under Landlord, subject, however, to all Mortgages, encumbrances, easements and underlying leases to which this Lease may be or become subject and subordinate, from time to time.

SECTION 14.5.  ESTOPPEL CERTIFICATE.

     A. As often as may be requested by Landlord, Tenant shall promptly and without cost to Landlord duly execute and deliver to Landlord or to any other person designated by Landlord (i) a written instrument certifying: that this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified, and stating the modification); (ii) the dates, if any, to which the Rent, and other sums and payments due under this Lease have been paid; (iii) whether Landlord has breached the performance of any covenants, terms and conditions on Landlord's part to be performed under this Lease, and the nature of Landlord's breach, if any; and (iv) such other relevant information as Landlord or any Mortgagee may reasonably request. Landlord may prepare said document for Tenant's signature and send the same to Tenant for Tenant's signature and in the event that Tenant does not execute and return the same to Landlord within thirty (30) days, Tenant shall be deemed to have certified all information contained therein.

     B. Upon request of Landlord, Tenant shall give prompt written notice to any Mortgagee of any default of Landlord under this Lease, and Tenant shall allow such Mortgagee a reasonable length of time (in any event, not less than sixty (60) days from the date of such notice) in which to cure any such default.

     C. Upon written request of Tenant, no more than one time during any Lease Year, Landlord shall promptly and without cost to Tenant certify by written instrument, which written instrument Landlord shall duly execute and deliver to Tenant or to any other person designated by Tenant; (i) that this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified, and stating the modification); (ii) the dates, if any, to which the Rent, and other sums and payments due under this Lease have been paid; and (iii) whether Tenant has breached the performance of any covenants, terms, and conditions on Tenant's part to be performed under this Lease, and the nature of Tenant's breach, if any.

                                  ARTICLE XV

                           ASSIGNMENT AND SUBLETTING

SECTION 15.1.  LANDLORD'S CONSENT REQUIRED.

     A. Without first obtaining Landlord's prior written consent (which consent Landlord may withhold in its sole and absolute discretion), Tenant shall not sublet all or any portion of the Leased Premises, nor shall Tenant pledge, hypothecate or assign all or any of its interest in this Lease, whether for collateral purposes or otherwise. Any such subletting or assignment shall be referred to as a "Transfer," and the person to whom Tenant's interest is transferred shall be referred to as a "Transferee." For purposes of this
Article XV, a Transfer shall include any change in the control of Tenant or any guarantor, if the same is a corporation (other than a corporation listed on a "national securities exchange," as defined in the Securities Exchange Act of
1934) or a partnership. For purposes of this Article XV, "control" shall mean the possession (directly or indirectly) of the power to direct or cause the direction of management and policies of the Tenant (or the guarantor, as the case may be) whether by ownership of securities or otherwise, provided that the issuance of shares in a public offering registered under the Securities Exchange Act of 1933 shall not be deemed a change in control for purposes of this Article XV.

          Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet the entire Leased Premises (but not a part thereof) to a wholly owned corporation or controlled subsidiary or parent of the Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided (i) Tenant is not in default under this Lease; (ii) if such proposed Transferee is a successor to Tenant by purchase said proposed Transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed Transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) such proposed Transferee shall have a net worth which is equal to or greater than Tenant's net worth at the date of this Lease; (iv) such proposed Transferee operates the business in the

Leased Premises for the Permitted Use and no other purpose; and (v) at the time of the assignment Tenant and/or its affiliates own at least ten (10) fitness centers operating under the same trade name as the Leased Premises is then being operated under, all of which are being transferred to Tenant's successor and Tenant's successor shall own all or substantially all of the assets of Tenant. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the term "controlled subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant.

     B. Any Transfer by Tenant consented to by Landlord (or permitted under this Article XV without Landlord's consent) shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer (including a Corporate Transfer) release or relieve Tenant from any of its obligations under this Lease If Landlord consents to a Transfer (or if such Transfer is permitted under this Article XV without Landlord's consent), the permitted Transferee shall assume Tenant's obligations under this Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer, which shall be subject to Landlord's approval, which shall not be unreasonably withheld.

     C. Any Transfer without Landlord's consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article XV shall not be deemed to be either a consent by Landlord to any such Transfer or a waiver by Landlord of any remedy of Landlord under this Lease. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, Concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, Concessionaire, subtenant or licensee.

SECTION 15.2.  RIGHT TO TERMINATE AND RECAPTURE.

     With respect to any Transfer requiring Landlord's consent, in lieu of consenting to any proposed Transfer, Landlord shall have the right, but not the obligation, to terminate this Lease and recapture the Leased Premises upon thirty (30) days notice to Tenant (the "Early Termination Date") unless, within five (5) business days after Landlord's notice to Tenant exercising its option to cancel and terminate this Lease, Tenant notifies Landlord in writing that Tenant is withdrawing its request for Landlord's consent to such Transfer, in which event such exercise by Landlord of such option to cancel shall be void and of no further force and effect.

     In the event Landlord exercises its option to terminate the Lease in accordance with this Section 15.2, within a reasonable period of time after the Early Termination Date, Landlord shall pay to Tenant an amount equal to the portion of the cost actually incurred by Tenant (excluding any portion of such cost paid by or on behalf of Landlord either directly or indirectly as reimbursement to Tenant in cash or a credit against Rent or otherwise) for its permanent Leasehold Improvements as reported to Landlord (accompanied by supporting bills, invoices, paid receipts or other evidence of the cost of such improvements reasonably acceptable to Landlord) calculated by dividing such cost by the number of Lease Years in the initial Term of this Lease and multiplying the resulting quotient by the number of Lease Years remaining in the initial Term of this Lease as of the Early Termination Date.

                                  ARTICLE XVI

                             DEFAULT AND REMEDIES

SECTION 16.1.  DEFAULT.

     A. Any one or more of the following events shall constitute a default by Tenant under this Lease: if, (i) Tenant fails to pay, when due, any portion of Rent due hereunder and, only in the case of the first two (2) such failures during each Lease Year, if such payments are not made within five (5) days after written notice of such failure from Landlord; (ii) Tenant fails to observe or perform any of the terms, conditions or covenants of this Lease to be observed or performed by Tenant (other than those involving the payment of money and those set forth in the following clause [iii]) and, such breach shall not have been cured for a period of thirty (30) days after written notice thereof from Landlord to Tenant unless such failure, within Landlord's reasonable judgment, cannot be cured within said thirty (30) days, in which event Tenant shall not be in default if Tenant commences to cure such breach within the thirty (30) day period and diligently proceeds to complete the same within ninety (90) days of such breach; (iii) subject to Section 4.2 of this Lease, Tenant vacates or abandons the Leased Premises or Tenant shall not open for business in the

Leased Premises in accordance with Article IX or shall fail to continuously operate its business in the Leased Premises as required by the terms of this Lease; (iv) Tenant fails during any twelve (12) month period to perform any covenant or agreement under this Lease after Tenant shall have defaulted under this Lease on three (3) previous occasions during such twelve (12) month period, even though such default or defaults had been cured by Tenant; (v) INTENTIONALLY OMITTED; (vi) Tenant or any guarantor of this Lease shall file a petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, dissolution or similar relief under any applicable Law or if Tenant or any such guarantor shall seek or consent to the appointment of a trustee, receiver or liquidator of Tenant or such guarantor or the business of either, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts when due; (vii) there shall be filed against Tenant or any guarantor of this Lease an involuntary petition in bankruptcy or any proceeding seeking to reorganize, dissolve or liquidate Tenant or such guarantor, or if a trustee or receiver shall be appointed for Tenant or such guarantor or over the business or substantially all of the property of either of them, and such petition, proceeding, trustee or receiver is not dismissed with prejudice within sixty
(60) days; (viii) any execution or attachment shall be issued against Tenant or any of Tenant's Property, whereby all or any part of the Leased Premises or Tenant's interest under this Lease shall be taken or occupied, and such execution or attachment, shall not be set aside, vacated or discharged within sixty (60) days after the issuance of same; or (ix) if Tenant is operating its business in the Leased Premises as a franchisee under a franchise agreement, any termination or expiration of said franchise agreement prior to the end of the Term of this Lease. An event provided for in clauses (iii) through (ix), inclusive, shall be a default without notice or grace period of any kind.

     B. Upon the occurrence of any event described in Section 16.1(A), Landlord shall have all the rights and remedies provided in Section 16.2 in addition to all other remedies available under this Lease or provided at law or in equity.

SECTION 16.2.  REMEDIES AND DAMAGES.

     A. Upon the occurrence of any event described in Section 16.1(A), Landlord may elect to terminate this Lease or to terminate Tenant's right to possession without terminating this Lease and to enter upon the Leased Premises and expel Tenant or any persons or entities occupying the Leased Premises and so to repossess and enjoy the Leased Premises. If this Lease or Tenant's right to possession under this Lease shall at any time be terminated under the terms and conditions of this Section 16.2 or in any other way, Tenant hereby covenants and agrees to immediately surrender and deliver up the Leased Premises peaceably to Landlord.

     B. If Landlord elects to terminate Tenant's right to possession under this Lease, but not to terminate this Lease, Landlord may, relet the Leased Premises (or any part thereof) for the account of Tenant at such rentals and upon such terms and conditions as Landlord shall deem appropriate, and to the extent Landlord receives the rents therefor, Landlord shall apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Leased Premises (including, without limitation, legal expenses and attorneys' fees) and for putting the same into good order and condition and preparing or altering the same for re-rental, and any other expenses, commissions and charges paid, assumed or incurred by or on behalf of Landlord in connection with the reletting of the Leased Premises (the "Costs of Reletting"), and then to the fulfillment of the covenants of Tenant under this Lease. Tenant shall pay to Landlord the Rent and all other sums payable up to the time of such termination of this Lease or Tenant's right to possession under this Lease, and thereafter, Tenant covenants to pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant under this Lease less the net avails of such reletting, if any, during the same period, and the same shall be due and payable by Tenant to Landlord on the dates such Rent and other sums are due under this Lease. Any reletting by Landlord shall not be construed as an election on the part of Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any sums due upon such reletting, provided that Landlord shall use reasonable efforts to mitigate the damages recoverable against Tenant in the event that Tenant defaults under this Lease and Tenant's right to possession of the Leased Premises is terminated under this
Article XVI; provided, however, except to the extent required by applicable Law, Landlord shall have no obligation to relet the Leased Premises before Landlord leases other vacant space in the Shopping Center, or to relet the Leased Premises to any potential tenant who Landlord could reasonably reject as a Transferee pursuant to Article XV hereof.

     C. If Landlord elects to terminate this Lease instead of terminating only Tenant's right to possession, Landlord shall have the right to recover against Tenant as damages for loss of the bargain, and not as a penalty, the excess (if any), as determined by Landlord, of (i) the then present value of the projected Rent and all other sums payable by Tenant hereunder (as determined by Landlord on the basis of reasonable estimates) that would have accrued for the balance of the Term of this Lease less (ii) the then present value

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

of the fair market value of the Leased Premises for the balance of such term taking into account among other things, the condition of the Leased Premises, market conditions and the period of time the Leased Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and the Costs of Reletting (as defined above) that Landlord may incur in order to enter into a replacement lease ("Benefit of the Bargain Damages"). Notwithstanding anything to the contrary contained in this Lease, if, subsequent to the termination of this Lease and the recovery of damages from Tenant pursuant to this Section 16.2(C), Landlord relets the Leased Premises for an effective rent higher or lower than the effective rent assumed for purposes of calculating Benefit of the Bargain Damages pursuant to this Section 16.2(C), the Benefit of the Bargain Damages shall not be recalculated and Landlord shall be entitled to retain all of the proceeds of such reletting. For purposes of determining present value, Landlord and Tenant shall use a discount rate equal to the rate of interest then most recently announced by American National Bank and Trust Company of Chicago as its "prime rate" or "base rate" (or its equivalent, if another name is used), as the case may be.

SECTION 16.3.  ASSIGNMENT IN BANKRUPTCY.

     In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord is prevented from or elects not to terminate this Lease under Section 16.2, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of this Lease, which shall include, without limitation, assumption of all the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to Landlord: (i) that assignee has sufficient capital to pay the Rent and other charges due under this Lease for the entire Term; (ii) that assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Shopping Center; and (iii) that such assignment and assumption will not disrupt or impair any existing tenant mix in the Shopping Center.

SECTION 16.4.  LEGAL EXPENSES.

     In the event that Landlord should institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

SECTION 16.5.  REMEDIES CUMULATIVE.

     Except as expressly set forth herein, no reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

SECTION 16.6.  WAIVER.

     A. Neither Landlord nor Tenant shall be deemed to have waived any breach of any term, covenant, or condition herein contained unless the same has been specifically waived by such party in writing. Any such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

     B. Tenant hereby waives any and all rights of redemption and all rights to relief from forfeiture granted by or under any applicable Law. To the fullest extent permitted by law, Tenant waives the right to a trial by jury and the right to file any counterclaims or cross-claims other than compulsory counterclaims or cross-claims in actions for recovery of possession of the Leased Premises and in actions for breach of monetary obligations under this Lease only.

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

                                 ARTICLE XVII

                           MISCELLANEOUS PROVISIONS

SECTION 17.1.  NOTICES.

     A. Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties as set forth in Section 1.1(K). Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third (3/rd/) day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt; Notice sent by overnight courier service shall be deemed given, and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice in accordance with the above, stating the change and setting forth the new address.

     B. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Leased Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Section 17.1 and to such address as such Mortgagee shall designate.

     C. Any notice from Landlord may be given by Landlord, Landlord's Managing Agent for the Shopping Center or Landlord's attorneys.

SECTION 17.2.  SHORT FORM LEASE.

     This Lease shall not be recorded without the express written consent of Landlord. A "short form lease" in a form approved by Landlord may be recorded only if Landlord requests or consents in writing to such recording. Recording, filing and like charges shall be paid by the requesting party. If Tenant requests that Landlord record this Lease, and if Landlord consents to same, Tenant shall execute, acknowledge and deliver a Release of Memorandum of Lease (in a reasonable form provided by Landlord) together with its submittal to Landlord of the Memorandum of Lease. Such Release of Memorandum of Lease shall not be recorded by Landlord prior to the Termination Date of this Lease.

SECTION 17.3.  INTEREST AND ADMINISTRATIVE COSTS.

     If (i) Tenant fails to make any payment under this Lease when due, (ii) Landlord performs or causes the performance of any obligation of Tenant under this Lease, or (iii) Landlord incurs any costs or expenses as a result of Tenant's default under this Lease, then Tenant shall pay, upon demand, the amount due under (i), or the amount of such costs and expenses incurred under
(ii) or (iii) above, plus Interest (as defined in Section 1.2[G] above) from the date such payment was due or from the date Landlord incurs such costs or expenses plus Landlord's administrative costs in connection therewith.

SECTION 17.4.  SUCCESSORS AND ASSIGNS.

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, and Tenant and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Leased Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer. Notwithstanding the foregoing, if Tenant is a single individual and dies or becomes incapacitated, Landlord reserves the right to terminate this Lease upon thirty (30) days advance Notice to Tenant or Tenant's legal representative.

SECTION 17.5.  LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD.

     It is specifically understood and agreed that none of the Landlord Related Parties shall be personally liable for any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Shopping Center for the satisfaction of Tenant's remedies. The limitations on Tenant's right of recovery against the Landlord Related Parties set forth in this Section 17.5 shall survive the expiration of the Term of this Lease (whether by lapse of time or otherwise).

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

SECTION 17.6.  RELATIONSHIP OF THE PARTIES.

     Nothing contained in this Lease shall be deemed to be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

SECTION 17.7.  SECURITY DEPOSIT.

     INTENTIONALLY OMITTED.

SECTION 17.8.  INTERPRETATION.

     Whenever used herein, the singular shall include the plural and the plural shall include the singular, as necessary, and the use of any gender shall include either gender, as necessary. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State in which the Shopping Center is located.

SECTION 17.9.  NO MODIFICATION.

     This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. Acceptance of a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Leased Premises or the building or Shopping Center of which they are a part or with respect to past, present or future tenancies, rents, expenses, operations or any other matter have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a written instrument signed by Landlord and Tenant.

SECTION 17.10. SEVERABILITY.

     If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 17.11. TENANT LIABILITY.

     If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them.

SECTION 17.12. BROKER'S COMMISSION.

     Each of the parties represents and warrants to the other that except as expressly set forth in this Section 17.12, such party has not dealt with any broker in connection with this Lease and that such party has no knowledge of any claims for brokerage commissions or finders' fees in connection with this Lease. Each party agrees to indemnify and defend the other against, and hold it harmless from, all liability arising from any claim for brokerage commissions or finders' fees of any kind (including, without limitation, attorneys' fees incurred in connection therewith) in connection with this Lease, any amendment hereto or any Transfer, which claim arises (directly or indirectly) out of an agreement, contract, course of dealings or relationship between such a party and the claiming party.

SECTION 17.13. OTHER TENANTS.

     Landlord reserves the absolute right to effect other tenancies in the Shopping Center as Landlord shall determine in the exercise of its sole business judgment. Notwithstanding anything to the contrary contained herein, Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant, Department, Variety or Specialty Store or occupant, or the number of tenants, Department, Variety or Specialty Stores or occupants, shall occupy any space in the Shopping Center during the Term. A vacation of premises or cessation of operations by any other tenant(s) in the Shopping Center shall not in any way release Tenant from its obligations under this Lease.

SECTION 17.14. RULE AGAINST PERPETUITIES.

     If the Term of this Lease shall not have commenced within five (5) years from the date of this Lease, then this Lease shall thereupon become null and void and have no further force and effect.

SECTION 17.15. IRREVOCABLE OFFER, NO OPTION.

     In consideration of Landlord's administrative expense in considering this Lease, Tenant's submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant's irrevocable offer to continue for seven (7) business days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant's offer, whichever shall first occur. If within said fourteen (14) business day period Landlord shall neither return this Lease duly executed by Landlord nor so advise Tenant of Landlord' rejection of Tenant's offer, then Tenant shall be free to revoke its offer. Although Tenant's execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Leased Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

SECTION 17.16. INABILITY TO PERFORM.

     If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease, except for Tenant's obligation for payment of money, by reason of strike or labor troubles or any cause whatsoever beyond its control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by either party. Notwithstanding the foregoing, Tenant's obligation to open initially may be deferred only by an industry-wide strike. For purposes of this Section 17.16, a cause or event shall not be deemed to be beyond a party's control, if it is within the control of such party's agents, employees or contractors.

SECTION 17.17. SURVIVAL.

     Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of the Lease, whether by lapse of time or otherwise, shall not relieve either party from their respective obligations accruing during or attributable to any portion of the Term, subject to the provisions of Section 17.5.

SECTION 17.18. LANDLORD'S SELF-HELP.

     In addition to Landlord's rights of self-help set forth elsewhere in this Lease or as provided by law or in equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord, Landlord shall have the right but not the obligation, with two (2) days prior notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required) to perform or cause to be performed such obligations on behalf and at the expense of Tenant. In such event, Landlord's costs and expenses incurred with respect thereto shall, upon demand, be paid for by Tenant as additional rent. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant's obligations under this Lease.

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

SECTION 17.19. DUE AUTHORIZATION.

     If Tenant is a corporation or a partnership, the person(s) executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly formed corporation or a duly created partnership (as the case may be) in good standing, qualified to do business in the state in which the Shopping Center is located; such persons are duly authorized by such corporation or partnership to execute and deliver this Lease on behalf of such corporation or partnership; and this Lease constitutes a valid and binding agreement of Tenant in accordance with the terms hereof.

SECTION 17.20. CONFIDENTIALITY.

     INTENTIONALLY OMITTED.

SECTION 17.21. ASBESTOS ABATEMENT.

     In the event Landlord desires or is required by any applicable Law to remove, encapsulate, enclose, remediate or otherwise abate asbestos-containing materials located within the Leased Premises ("abatement work"), then Landlord agrees to perform or cause the performance of such work at Landlord's sole cost. Landlord shall use reasonable efforts to cause such work to be performed without interrupting Tenant's use of the Leased Premises. If Tenant is required to cease its operation at the Leased Premises or a portion thereof or interrupt or delay its construction or opening at the Leased Premises in order for such abatement work to be performed, then Tenant's Minimum Rent and all other Rent (excluding any past due Rent or charges due as a result of any default of Tenant under this Lease) shall abate (or partially abate, as appropriate) for the period of time beginning on the commencement of the abatement work and ending upon the completion of the abatement work. Neither Tenant nor any of the Tenant Related Parties shall bring any asbestos containing substance on or into the Leased Premises. In the event the abatement work is required before, during or after the Term as a result of asbestos brought on or into the Leased Premises by Tenant or any Tenant Related Parties or due to the negligence or intentional misconduct of Tenant or any of the Tenant Related Parties in, on or about the Leased Premises, then the abatement work shall be performed by or at the direction of Landlord at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for the cost of such abatement work within five (5) days after written demand by Landlord from time to time during the performance of such work and Tenant shall not be entitled to any abatement of Minimum Rent or any other Rent as a result of the abatement work. Landlord shall use reasonable efforts to not perform such asbestos abatement work during the months of January, February or March of any year and Landlord shall notify Tenant at least thirty (30) days prior to commencement of the abatement work, unless the governmental authority requiring the abatement work requires the abatement work to be performed in January, February or March or sooner than thirty (30) days from the time Landlord is required by such governmental body to perform such work.

     Unless agreed in writing by any Mortgagee, the obligations of Landlord set forth in this Section 17.21 shall not be binding upon any person acquiring the interest of Landlord as a result of any foreclosure or any other action or proceeding instituted under or in connection with the mortgage held by such Mortgagee. The Rent abatement provided in the preceding paragraph shall constitute Landlord's sole obligations with respect to asbestos or asbestos-containing material at the Shopping Center and Tenant's sole and exclusive remedy therefor and, except for any claims resulting from the negligence of any of the Landlord Related Parties, Tenant hereby waives any and all claims Tenant may now or hereafter have based upon any inconvenience, interruption of Tenant's business or any other loss, cost, damage, claim or expense which may be suffered or incurred as a result of the presence of asbestos or asbestos-containing materials within the Leased Premises or the removal or abatement of the same.

     At all times during the Term of this Lease and except for the abatement work described above, Tenant shall comply with and conform its activities to (i) all applicable Laws respecting the handling of asbestos-containing materials or performing of routine maintenance activities in the vicinity of asbestos-containing materials and (ii) any asbestos operation and maintenance program initiated by Landlord. Tenant's obligations under this Section 17.21 shall survive the expiration of the Term of this Lease whether by lapse of time or otherwise.

SECTION 17.22. COMPETITION.

     A. To the extent Landlord is not prohibited by any existing or future Law, and provided Tenant is not in default under this Lease, as of the date hereof, Landlord covenants not to enter into a lease or other agreement granting possession of Satellite Store Space at the Shopping Center (collectively, an "Occupancy Agreement") with a Competitor (as hereinafter defined) for a term scheduled to commence during the Term of this Lease. For purposes of this
Section 17.22, a "Competitor" shall mean any Satellite Store Space tenant in the Shopping Center who meets both of the following tests: (i) such tenant is not a Pre-Existing Tenant (as hereinafter defined) and (ii) such tenant's primary use is the operation of a first-class, full service fitness center (the "Subject Primary Use"). In no event shall a tenant, pre-existing or otherwise, whose primary use is the sale of gym equipment be considered a "Competitor" for purposes of this Section 17.22. For purposes of this Section 17.22, a "Pre-Existing Tenant" shall mean any Satellite Store Space tenant in the Shopping Center (whether such tenant occupies its original premises or relocated and/or expanded its premises) (a) who is open for business on or prior to the date hereof, or (b) whose Occupancy Agreement is dated on or prior to the date thereof, or (c) who is in possession of its space pursuant to a renewal or extension of the Occupancy Agreement of a tenant described in either of the immediately preceding clauses (a) and (b) (whether or not such renewal or extension is pursuant to an express right to renew or extend contained in the Occupancy Agreement), or (d) who is an assignee or sublessee of a tenant described in any of the immediately preceding clauses (a), (b) and/or (c).

          Notwithstanding anything to the contrary contained herein, the provisions of this Section 17.22 shall be inapplicable to (a) any Department, Variety or Specialty Store, (b) any tenant who has been permitted to assume an Occupancy Agreement or otherwise operate its business in the Shopping Center based upon or as a result of a bankruptcy, insolvency or similar action, or (c) any tenant who has been permitted to operate as a result of an action or order by a court of competent jurisdiction.

     B. If, at any time or from time to time on or after the date hereof, Landlord enters into an Occupancy Agreement for space at the Shopping Center with a Competitor for a term that commences during the Term of this Lease, and Tenant is not in default under this Lease, then, as Tenant's sole remedy, commencing on the date of the opening for business of such Competitor, the Minimum Rent provided in Section 1.1(E) of this Lease shall be reduced by twenty-five percent (25%) ("Reduced Rent") until such time as (i) the Competitor closes its store; (ii) the Competitor's Occupancy Agreement terminates; (iii) the Competitor's primary use is no longer the Subject Primary Use; or (iv) Tenant's primary use is no longer the Subject Primary Use (provided that Tenant shall have no right to change its Permitted Use without the written consent of Landlord, which Landlord may withhold in its sole and absolute discretion), at which time the Reduced Rent Period (as hereinafter defined) shall end and Tenant shall again pay to Landlord Minimum Rent as provided in Section 1.1(E) of this Lease.

     C. Reduced Rent shall be paid to Landlord at the same time and in the same manner as Minimum Rent is required to be paid pursuant to Article V of the Lease. Tenant's Percentage Rent and all other Rent and charges due under this Lease shall continue to be payable during the Reduced Rent Period as if said Minimum Rent had not been reduced pursuant to this Section 17.22. Increases in Rent which are scheduled to occur pursuant to this Lease during the Reduced Rent Period shall not be reduced or delayed thereby. Any time during the Term when Tenant is entitled to pay Reduced Rent to Landlord is hereinafter referred to a "Reduced Rent Period."

     D. Tenant shall indemnify, defend and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorney's fees, which may be imposed upon, incurred by, or asserted against Landlord arising, directly or indirectly, out of or in connection with any claim (whether valid or not) by any third party that the provisions of this Section 17.22 are anti-competitive or otherwise violate anti-trust laws or similar laws or violate public policy. In case any action or proceeding is brought against Landlord by reason of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist or defend such action or proceeding with counsel approved by Landlord.

SECTION 17.23. POOL.

     Tenant shall be permitted to install a junior Olympic size lap pool (the "Pool") in the Leased Premises provided:

     1. Tenant has obtained all required permits and approvals under applicable Laws for the installation of the Pool; and

     2. Tenant has submitted plans for the construction of the Pool to Landlord in accordance with Section 9.3 of the Lease; and

     3.   Landlord's structural engineer has approved said plans; and

     4. Landlord is permitted to supervise and monitor the construction of the Pool; and

     5. If Landlord so requests, at the end of the Term of this Lease, Tenant, at Tenant's sole cost and expense, shall remove the Pool from the Leased Premises and restore the Leased Premises to its condition prior to the installation of the Pool; and

     6. Notwithstanding anything contained in this Lease to the contrary, Tenant's installation and use of the Pool shall not:

          (a) diminish the quality, capacity or availability of any utility service provided to other tenant's at the Shopping Center;

          (b) create a nuisance or hazard for other tenant's at the Shopping Center; or

          (c)  structurally weaken or undermine the Leased Premises; and

     7. Tenant hereby agrees to indemnify and hold Landlord, its principals, agents, employees, and any Mortgagee(s) harmless against any and all claims, demands, liability, costs, and expenses of any and every kind including, without limitation, reasonable attorneys' fees, arising from or connected in any way with the installation, use, operation, or maintenance of the Pool, including, without limitation, claims from third parties.